Exhibit 4.3

Execution Version

SANOFI-AVENTIS,

Company

and

DEUTSCHE BANK TRUST COMPANY AMERICAS,

Trustee

Indenture

Dated as of March 29, 2011

Sanofi-Aventis

and

Deutsche Bank Trust Company Americas

Indenture, dated as of March 29, 2011

Reference is made to the following provisions of the Trust Indenture Act of 1939, as amended, which establish certain duties and responsibilities of the Company and the Trustee which may not be set forth fully in this Indenture:

Section	Subject
310(b)	Disqualifications of Trustee for conflicting interest

311	Preferential collection of claims of Trustee as creditor of Company

312(a)	Periodic filing of information by Company with Trustee

312(b)	Access of Securityholders to information

313(a)	Annual report of Trustee to Securityholders

313(b)	Additional reports of Trustee to Securityholders

313(c)	Transmission of reports

314(a)	Reports by Company, including annual compliance certificate

314(c)	Evidence of compliance with conditions precedent

315(a)	Duties of Trustee prior to default

315(b)	Notice of default from Trustee to Securityholders

315(c)	Duties of Trustee in case of default

315(d)	Provisions relating to responsibility of Trustee

315(e)	Assessment of costs against litigating Securityholders in certain circumstances

316(a)	Directions and waivers by Securityholders in certain circumstances

316(b)	Prohibition of impairment of right of Securityholders to payment

316(c)	Right of Company to set record date for certain purposes

317(a)	Special powers of Trustee

318(a)	Provisions of Act to control in case of conflict

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Sanofi-Aventis

and

Deutsche Bank Trust Company Americas

Reconciliation and tie between Trust Indenture Act of 1939 and

Indenture, dated as of March 29, 2011

Trust Indenture Act Section	Indenture Section
§310(a)(1)	609
(a)(2)	609
(a)(3)	614
(a)(4)	Not Applicable
(a)(5)	101 and 609
(b)	608 and 610

§311(a)	613
(b)	613
(c)	Not Applicable

§312(a)	701
702(a)
(b)	702(b)
(c)	702(c)
§313(a)	703(a)
(b)	703(b)
(c)	703(a)
703(b)
(d)	703(c)
§314(a)(1)(2) and (3)	704
(a)(4)	1005
(b)	Not Applicable
(c)(1)	102
(c)(2)	102
(c)(3)	Not Applicable
(d)	Not Applicable
(e)	102

§315(a)	601(a)
(b)	602
(c)	601(b)
(d)	601(c)
(e)	514

§316(a)	101
(a)(1)(A)	502
512
(a)(1)(B)	513
(a)(2)	Not Applicable
(b)	507 and 508
(c)	513 and 1006
§317(a)(1)	503
(a)(2)	504
(b)	1003
§318(a)	107

NOTE : This reconciliation and tie shall not, for any purpose, be deemed to be a part of the Indenture.

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-i-

TABLE OF CONTENTS

(continued)

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TABLE OF CONTENTS

(continued)

NOTE : This table of contents shall not, for any purpose, be deemed to be a part of the Indenture.

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THIS INDENTURE is dated as of March 29, 2011, between Sanofi-Aventis, a société anonyme duly organized and existing under the laws of the Republic of France (herein called the “Company”), having its principal office at 174 avenue de France, 75013 Paris, France and Deutsche Bank Trust Company Americas, as Trustee (herein called the “Trustee”), having its Corporate Trust Office at 60 Wall Street, MSNYC60-2710, New York, New York 10005, Attn: Trust and Securities Services.

RECITALS

The Company has duly authorized the execution and delivery of this Indenture to provide for the issuance from time to time outside France of its unsecured debentures, notes or other evidences of indebtedness (herein called the “Securities”), to be issued in one or more series as provided in this Indenture.

All things necessary to make this Indenture a valid agreement of the Company, in accordance with its terms, have been done.

NOW, THEREFORE, THIS INDENTURE WITNESSETH:

For and in consideration of the premises and the purchase of the Securities by the Holders thereof, it is mutually covenanted and agreed, for the equal and proportionate benefit of all Holders of the Securities or of any series thereof, as follows:

ARTICLE ONE:

DEFINITIONS AND OTHER PROVISIONS OF GENERAL APPLICATION

SECTION 101. Definitions.

For all purposes of this Indenture, except as otherwise expressly provided or unless the context otherwise requires:

(1) the terms defined in this Article have the meanings assigned to them in this Article and include the plural as well as the singular;

(2) all other terms used herein which are defined in the Trust Indenture Act, either directly or by reference therein, have the meanings assigned to them therein;

(3) all accounting terms not otherwise defined herein have the meanings assigned to them in accordance with International Financial Reporting Standards (IFRS) as applied in the audited financial statements of the Company; and

(4) the words “herein,” “hereof” and “hereunder” and other words of similar import refer to this Indenture as a whole and not to any particular Article, Section or other subdivision.

“Act” when used with respect to any Holder, has the meaning set forth in Section 104.

“Additional Amounts” has the meaning set forth in Section 1007.

“Affiliate” of any specified Person means any other Person directly or indirectly controlling or controlled by or under direct or indirect common control with such specified Person. For the purposes of this definition, “control” when used with respect to any specified Person, means the power to direct the management and policies of such Person, directly or indirectly, whether through the ownership of voting securities, by contract or otherwise; and the terms “controlling” and “controlled” have meanings correlative to the foregoing.

“Applicable Redemption Margin” has the meaning set forth in Section 1109.

“Authenticating Agent” means any Person authorized by the Trustee to act on behalf of the Trustee to authenticate Securities.

“Authorized Agent” has the meaning set forth in Section 112(b).

“Business Day”, means (i) in respect of any payment due on the Notes, each Monday, Tuesday, Wednesday, Thursday and Friday which is not a day on which banking or trust institutions in New York are authorized generally or obligated by law, regulation or executive order to close; and (ii) in respect of any other matter, including any other notice period, set forth herein, each Monday, Tuesday, Wednesday, Thursday and Friday which is not a day on which banking or trust institutions in New York or Paris are authorized generally or obligated by law, regulation or executive order to close.

“Commission” means the Securities and Exchange Commission, as from time to time constituted, created under the Exchange Act, or, if at any time after the execution of this instrument such Commission is not existing and performing the duties now assigned to it under the Trust Indenture Act, then the body performing such duties at such time.

“Company” means the Person named as the “Company” in the first paragraph of this instrument until a successor corporation shall have become such pursuant to the applicable provisions of this Indenture, and thereafter “Company” shall mean such successor corporation.

“Company Request” or “Company Order” means a written request or order signed in the name of the Company by a legal representative thereof or any other Person, duly authorized by the Company in respect thereto, attested by its general counsel (or its “Vice President Corporate Legal Affairs”), a deputy general counsel, general secretary or an assistant general secretary, and delivered to the Trustee.

“Comparable Treasury Issue” has the meaning set forth in Section 1109.

“Comparable Treasury Price” has the meaning set forth in Section 1109.

“Corporate Trust Office” means the office of the Trustee at which at any particular time its corporate trust business shall be principally administered, which office at the date hereof is located at Deutsche Bank Trust Company Americas, 60 Wall Street, MSNYC60-2710, New York, New York 10005, Attn: Trust and Securities Services.

“corporation” means a corporation, association, company, limited liability company, business trust or société anonyme.

“Covenant Defeasance” has the meaning set forth in Section 403.

“Defaulted Interest” has the meaning set forth in Section 307.

“Depositary” means, with respect to the Securities of any series issuable or issued in whole or in part in the form of one or more Global Securities, the clearing agency registered under the Exchange Act, as amended, specified for that purpose as contemplated by Section 301.

“Discharge” and “Discharged” has the meaning set forth in Section 403.

“Event of Default” has the meaning set forth in Section 501.

“Exchange Act” means the Securities Exchange Act of 1934 and any successor statute, in each case as amended from time to time.

“Executive Officer’s Certificate” means a certificate signed by the principal executive officer, principal financial officer or principal accounting officer of the Company.

“Global Security” means a Security bearing the legend required by Section 205 evidencing all or part of a series of Securities, issued to the Depositary for such series or its nominee and registered in the name of the Depositary or its nominee.

“Holder” means a Person in whose name a Security is registered in the Security Register.

“Indenture” means this instrument as originally executed or as it may from time to time be supplemented or amended by one or more indentures supplemental hereto entered into pursuant to the applicable provisions hereof including, for all purposes of this instrument and any such supplemental indenture, the provisions of the Trust Indenture Act that are deemed to be a part of and govern this instrument and any such supplemental indenture, respectively, and shall include the terms of particular series of Securities established as contemplated by Section 301.

“Independent Investment Banker” has the meaning set forth in Section 1109.

“interest,” when used with respect to an Original Issue Discount Security which by its terms bears interest only after Maturity, means interest payable after Maturity.

“Interest Payment Date,” when used with respect to any Security, means the Stated Maturity of an installment of interest on such Security.

“Judgment Currency” has the meaning set forth in Section 311.

“Maturity”, when used with respect to any Security, means the date on which the principal of such Security or an installment of principal becomes due and payable as therein or herein provided, whether at the Stated Maturity or by declaration of acceleration, call for redemption or otherwise.

“Notice of Default” means a written notice of the kind set forth in Section 501(3).

“Officer’s Certificate” means a certificate signed, in the case of the Company, by a legal representative thereof or any other Person, duly authorized by the Company in respect thereto, and delivered to the Trustee. Each such Officer’s Certificate shall contain the statements required by Section 314(e) of the Trust Indenture Act if applicable.

“Opinion of Counsel” means a written opinion of counsel, who may be an employee of or counsel to the Company. Each such opinion shall include the statements required by Section 314(e) of the Trust Indenture Act, if applicable.

“Original Issue Discount Security” means any Security which provides for an amount less than the principal amount thereof to be due and payable upon a declaration of acceleration of the Maturity thereof pursuant to Section 502.

“Outstanding,” when used with respect to Securities, means, as of the date of determination, all Securities theretofore authenticated and delivered under this Indenture, except:

(i) Securities theretofore cancelled by the Trustee or delivered to the Trustee for cancellation;

(ii) Securities for whose payment or redemption money in the necessary amount has been theretofore deposited with the Trustee or any Paying Agent (other than the Company) in trust or set aside and segregated in trust by the Company (if the Company shall act as Paying Agent) for the Holders of such Securities; provided, however, that, if such Securities are to be redeemed, notice of such redemption has been duly given pursuant to this Indenture or provision therefor satisfactory to the Trustee has been made; and

(iii) Securities which have been paid pursuant to Section 306 or in exchange for or in lieu of which other Securities have been authenticated and delivered pursuant to this Indenture, other than any such Securities in respect of which there shall have been presented to the Trustee proof satisfactory to it that such Securities are held by a bona fide purchaser in whose hands such Securities are valid obligations of the Company;

provided, however, that in determining whether the Holders of the requisite principal amount of the Outstanding Securities have given any request, demand, authorization, direction, notice, consent or waiver hereunder, (A) the principal amount of an Original Issue Discount Security that shall be deemed to be Outstanding shall be the amount of the principal thereof that would be due and payable as of the date of such determination upon acceleration of the Maturity thereof pursuant to Section 502, (B) if, as of such date, the principal amount payable at the Stated Maturity of a Security is not determinable, the principal amount of such Security which shall be deemed to be Outstanding shall be the amount as specified or determined as contemplated by Section 301, (C) the principal amount of a Security denominated in one or more foreign currencies or currency units shall be the U.S. dollar equivalent, determined in the manner provided as contemplated by Section 301 on the date of original issuance of such Security of the principal amount (or, in the case of a Security described in clause (A) or (B) above, the amount determined pursuant to such Clause) of such Security and (D) Securities owned by the Company or any other obligor upon the Securities or any Affiliate of the Company or of such other obligor shall be disregarded and deemed not to be Outstanding, except that, in determining whether the Trustee shall be protected in relying upon any such request, demand, authorization, direction, notice, consent or waiver, only Securities which a Responsible Officer of the Trustee actually knows to be so owned shall be so disregarded. Securities so owned which have been pledged in good faith may be regarded as Outstanding if the pledgee establishes to the satisfaction of the Trustee the pledgee’s right so to act with respect to such Securities and that the pledgee is not the Company or any other obligor upon the Securities or any Affiliate of the Company or of such other obligor.

“Paying Agent” means any Person (which may include the Company) authorized by the Company to pay the principal of (and premium, if any) or interest on any Securities on behalf of the Company.

“Person” means any individual, corporation, partnership, joint venture, association, joint-stock company, trust, unincorporated organization or government or any agency or political subdivision thereof.

“Place of Payment”, when used with respect to the Securities of any series, means the place or places where the principal of (and premium, if any) and interest on the Securities of that series are payable as specified as contemplated by Section 301.

“Predecessor Security” of any particular Security means every previous Security evidencing all or a portion of the same debt as that evidenced by such particular Security; and, for the purposes of this definition, any Security authenticated and delivered under Section 306 in exchange for or in lieu of a mutilated, destroyed, lost or stolen Security shall be deemed to evidence the same debt as the mutilated, destroyed, lost or stolen Security.

“Principal Subsidiary” means at any relevant time any corporation or other entity the accounts of which are consolidated with those of the Company and which, together with its own Subsidiaries, accounts for at least 15 percent of the net consolidated annual sales of the Company as disclosed from time to time in the Company’s latest consolidated annual financial statements.

“Redemption Date”, when used with respect to any Security to be redeemed, means the date fixed for such redemption by or pursuant to this Indenture.

“Redemption Price”, when used with respect to any Security to be redeemed, means the price at which it is to be redeemed pursuant to this Indenture.

“Reference Treasury Dealer” has the meaning set forth in Section 1109.

“Reference Treasury Dealer Quotation” has the meaning set forth in Section 1109.

“Regular Record Date” for the interest payable on any Interest Payment Date on the Securities of any series means the date specified for that purpose as contemplated by Section 301.

“Relevant Indebtedness” means any indebtedness for borrowed money, whether present or future (including, without limitation, any contingent obligation, any surety or other obligation), which is for, or in respect of, or represented by any bonds, debentures, or other form of debt securities capable of being listed, quoted or ordinarily dealt in on any stock exchange, over-the-counter market or securities market.

“Relevant Jurisdiction” has the meaning set forth in Section 1007.

“Remaining Scheduled Payments” has the meaning set forth in Section 1109.

“Required Currency” has the meaning set forth in Section 311.

“Responsible Officer” means, when used with respect to the Trustee, any director, managing director, vice president, assistant vice president, assistant secretary, assistant treasurer, or associate located at the Corporate Trust Office of the Trustee who has direct responsibility for the administration of this Indenture, and, for the purposes of Sections 512(3), 601(c)(2) and 602 hereof, shall also include any other officer of the Trustee to whom any corporate trust matter is referred because of such person’s knowledge of and familiarity with the particular subject.

“Securities” has the meaning stated in the first recital of this Indenture and, more particularly, means any Securities that have been issued, authenticated and delivered under this Indenture.

“Security Register” and “Security Registrar” have the respective meanings set forth in Section 305.

“Special Record Date” for the payment of any Defaulted Interest means a date fixed by the Trustee pursuant to Section 307.

“Stated Maturity,” when used with respect to any Security or any installment of principal thereof or interest thereon, means the date specified in such Security as the fixed date on which the principal of such Security or such installment of principal or interest is due and payable.

“Subsidiary” means, in relation to any person or entity at any time, any other person or entity (whether or not now existing) meeting the definition of Article L. 233-1 of the French Commercial Code (Code de commerce) or any other person or entity controlled directly or indirectly by such person or entity within the meaning of Article L. 233-3 of the French Commercial Code.

“Treasury Rate” has the meaning set forth in Section 1109.

“Trust Indenture Act” means the Trust Indenture Act of 1939, as amended by the Trust Indenture Reform Act of 1990, and as in force at the date as of which this instrument was executed, and as amended thereafter from time to time.

“Trustee” means the Person named as the “Trustee” in the first paragraph of this instrument until a successor Trustee shall have become such pursuant to the applicable provisions of this Indenture, and thereafter “Trustee” shall mean or include each Person who is a Trustee hereunder, and if at any time there is more than one such Person, “Trustee,” as used with respect to the Securities of any series, shall mean the Trustee with respect to Securities of that series, provided that the Trustee shall not be the Company or any other obligor upon the Securities or any Affiliate of the Company or of such other obligor.

“U.S. Government Obligations” means securities that are (i) direct obligations of the United States of America for the payment of which its full faith and credit is pledged or (ii) obligations of an entity controlled or supervised by and acting as an agency or instrumentality of the United States of America the payment of which is unconditionally guaranteed as a full faith and credit obligation by the United States of America which, in either case under clauses (i) or (ii) are not callable or redeemable at the option of the issuer thereof, and shall also include a depository receipt issued by a bank or trust company as custodian with respect to any such U.S. Government Obligation or a specific payment of interest on or principal of any such U.S. Government Obligation held by such custodian for the account of the holder of a depository receipt, provided that (except as required by law) such custodian is not authorized to make any deduction from the amount payable to the holder of such depository receipt from any amount received by the custodian in respect of the U.S. Government Obligation or the specific payment of interest on or principal of the U.S. Government Obligation evidenced by such depository receipt.

“vice president,” when used with respect to the Trustee, means any vice president, whether or not designated by a number or a word or words added before or after the title “vice president.”

“Vice President Corporate Legal Affairs” has the meaning set forth in Section 201.

SECTION 102. Compliance Certificates and Opinions.

Upon any application or request by the Company to the Trustee to take any action under any provision of this Indenture, the Company shall furnish to the Trustee such certificates and opinions as may be required under the Trust Indenture Act. Each such certificate or opinion shall be given in the form of an Officer’s Certificate or an Opinion of Counsel and shall comply with the requirements of the Trust Indenture Act and any other requirements set forth in this Indenture. Such an Officer’s Certificate shall state that all conditions precedent, if any, provided for in this Indenture relating to the proposed action have been complied with and such Opinion of Counsel shall state that in the opinion of such counsel all such conditions precedent, if any, have been complied with, except that in the case of any such application or request as to which the furnishing of such documents is specifically required by any other provision of this Indenture relating to such particular application or request, no additional certificate or opinion need be furnished.

Every certificate or opinion with respect to compliance with a condition or covenant provided for in this Indenture (other than the certificate provided under Section 1005) hereof shall include:

(1) a statement that each individual signing such certificate or opinion has read such covenant or condition and the definitions herein relating thereto;

(2) a brief statement as to the nature and scope of the examination or investigation upon which the statements or opinions contained in such certificate or opinion are based;

(3) a statement that, in the opinion of each such individual, he has made such examination or investigation as is necessary to enable him to express an informed opinion as to whether or not such covenant or condition has been complied with; and

(4) a statement as to whether, in the opinion of each such individual, such condition or covenant has been complied with.

SECTION 103. Form of Documents Delivered to Trustee.

In any case where several matters are required to be certified by, or covered by an opinion of, any specified Person, it is not necessary that all such matters be certified by, or covered by the opinion of, only one such Person, or that they be so certified or covered by only one document, but one such Person may certify or give an opinion with respect to some matters and one or more other such Persons as to other matters, and any such Person may certify or give an opinion as to such matters in one or several documents.

Any certificate or opinion of an officer of the Company may be based, insofar as it relates to legal matters, upon a certificate or opinion of, or representations by, counsel, unless such officer knows, or in the exercise of reasonable care should know, that the certificate or opinion, or representations with respect to the matters upon which his certificate or opinion is based, are erroneous. Any such certificate or Opinion of Counsel may be based, insofar as it relates to factual matters, upon a certificate or opinion of, or representations by, an officer or officers of the Company, as the case may be, stating that the information with respect to such factual matters is in the possession of the Company, as the case may be, unless such counsel knows, or in the exercise of reasonable care should know, that the certificate or opinion or representations with respect to such matters are erroneous.

Where any Person is required to make, give or execute two or more applications, requests, consents, certificates, statements, opinions or other instruments under this Indenture, they may, but need not, be consolidated and form one instrument.

SECTION 104. Acts of Holders.

(a) Any request, demand, authorization, direction, notice, consent, waiver or other action provided or permitted by this Indenture to be given or taken by Holders may be embodied in and evidenced by one or more instruments of substantially similar tenor signed by such Holders in person or by an agent or agents duly appointed in writing; and, except as herein otherwise expressly provided, such action shall become effective when such instrument or instruments are delivered to the Trustee and, where it is hereby expressly required, to the Company. Such instrument or instruments (and the action embodied therein and evidenced thereby) are herein sometimes referred to as the “Act” of the Holders signing such instrument or instrument. Proof of execution of any such instrument or of a writing appointing any such agent shall be sufficient for any purpose of this Indenture and (subject to Section 601) conclusive in favor of the Trustee and the Company if made in the manner provided in this Section.

(b) The fact and date of the execution by any Person of any such instrument or writing may be proved by the affidavit of a witness of such execution or by a certificate of a notary public or other officer authorized by law to take acknowledgments of deeds, certifying that the individual signing such instrument or writing acknowledged to him the execution thereof. Where such execution is by a signer acting in a capacity other than his individual capacity, such certificate or affidavit shall also constitute sufficient proof of his authority. The fact and date of the execution of any such instrument or writing, or the authority of the Person executing the same, may also be proved in any other manner which the Trustee deems sufficient.

(c) The ownership of Securities shall be proved by the Security Register.

(d) Any request, demand, authorization, direction, notice, consent, waiver or other Act of the Holder of any Security shall bind every future Holder of the same Security and the Holder of every Security issued upon the registration of transfer thereof or in exchange therefor or in lieu thereof in respect of anything done, omitted or suffered to be done by the Trustee or the Company in reliance thereon, whether or not notation of such action is made upon such Security.

(e) Without limiting the foregoing, a Holder entitled hereunder to take any action hereunder with regard to any particular Security may do so with regard to all or any part of the principal amount of such Security or by one or more duly appointed agents each of which may do so pursuant to such appointment with regard to all or any part of such principal amount.

SECTION 105. Notices, Etc., to Trustee and Company.

Any request, demand, authorization, direction, notice, consent, waiver or Act of Holders or other document provided or permitted by this Indenture to be made upon, given or furnished to, or filed with,

(1) the Trustee by any Holder or by the Company shall be sufficient for every purpose hereunder (unless otherwise herein expressly provided) if made, given, furnished, or filed in writing and (x) delivered in person, (y) sent by express courier delivery service with signature, or by first-class registered or certified mail, or (z) delivered by facsimile, and shall be deemed received by such party (a) if delivered in person on the date it is delivered to the applicable address to the individual designated below or to an individual at such address having apparent authority to accept deliveries on behalf of the addressee, (b) if sent by express courier delivery service with signature, or by first-class registered or certified mail, on the date shown as the date of first presentation on the acknowledgment of receipt; and (c) if sent by facsimile, on the Business Day following the date of dispatch, provided that the transmission report generated by the sender’s facsimile machine shows that all pages of such notice were properly transmitted to the recipient’s facsimile number (and further provided that any notice sent by facsimile shall also be sent by express courier delivery service with signature), in each case to the Trustee at its Corporate Trust Office, or to facsimile number + 1 (732) 578-4635 Attention: Trust and Securities Services, or to any other address previously furnished in writing to the Company or to any Holder by the Trustee; or

(2) the Company by the Trustee or by any Holder shall be sufficient for every purpose hereunder (unless otherwise herein expressly provided) if made, given, furnished, or filed in writing and (x) delivered in person, (y) sent by express courier delivery service with signature, or by first-class registered or certified mail, or (z) delivered by facsimile, and shall be deemed received by such party (a) if delivered in person on the date it is delivered to the applicable address to the individual designated below or to an individual at such address having apparent authority to accept deliveries on behalf of the addressee, (b) if sent by express courier delivery service with signature, or by first-class registered or certified mail, on the date shown as the date of first presentation on the acknowledgment of receipt; and (c) if sent by facsimile, on the Business Day following the date of dispatch, provided that the transmission report generated by the sender’s facsimile machine shows that all pages of such notice were properly transmitted to the recipient’s facsimile number (and further provided that any notice sent by facsimile shall also be sent by express courier delivery service with signature), in each case to the Company at the address of its principal office specified in the first paragraph of this instrument, or to facsimile number +33 1 55 71 34 80, Attention: Vice President Financing and Treasury, or to any other address previously furnished in writing to the Trustee by the Company.

The Company, the Trustee and any Paying Agent by notice to the others may designate additional or different addresses for subsequent notices or communications. Such notices or communications may also be given by any Holder of Securities of any series to the Trustee with respect to such Securities it holds.

SECTION 106. Notice to Holders; Waiver.

Where this Indenture provides for notice to Holders of any event, such notice shall be sufficiently given (unless otherwise herein expressly provided) if in writing and mailed, first-class postage prepaid, to each Holder affected by such event, at the Holder’s address as it appears in the Security Register, not later than the latest date (if any), and not earlier than the earliest date (if any), prescribed for the giving of such notice. In any case where notice to Holders is given by mail, neither the failure to mail such notice, nor any defect in any notice so mailed, to any particular Holder shall affect the sufficiency of such notice with respect to other Holders. Where this Indenture provides for notice in any manner, such notice may be waived in writing by the Person entitled to receive such notice, either before or after the event, and such waiver shall be the equivalent of such notice. Waivers of notice by Holders shall be filed with the Trustee, but such filing shall not be a condition precedent to the validity of any action taken in reliance upon such waiver.

In case by reason of the suspension of regular mail service or by reason of any other cause it shall be impracticable to give such notice by mail, then such notification as shall be made with the approval of the Trustee shall constitute a sufficient notification for every purpose hereunder.

SECTION 107. Conflict with Trust Indenture Act.

If any provision hereof limits, qualifies or conflicts with a provision of the Trust Indenture Act that is required under such Act to be a part of and govern this Indenture, the provision of the Trust Indenture Act shall control. If any provision of this Indenture modifies or excludes any provision of the Trust Indenture Act that may be so modified or excluded, the latter provision shall be deemed to apply to this Indenture as so modified or to be excluded, as the case may be.

SECTION 108. Effect of Headings and Table of Contents.

The Article and Section headings herein, the reconciliation and tie between the Trust Indenture Act and this Indenture and the Table of Contents are for convenience only and shall not affect the construction hereof.

SECTION 109. Successors and Assigns.

All covenants and agreements in this Indenture by the Company shall bind its successors and assigns, whether so expressed or not.

SECTION 110. Separability Clause.

In case any provision in this Indenture or in the Securities shall be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

SECTION 111. Benefits of Indenture.

Nothing in this Indenture or in the Securities, express or implied, shall give to any Person, other than the parties hereto and their successors hereunder and the Holders, any benefit or any legal or equitable right, remedy or claim under this Indenture.

SECTION 112. Governing Law.

(a) This Indenture and the Securities shall be governed by and construed in accordance with the laws of the State of New York, without regard to the conflict of laws rules of such state (other than Section 5-1401 of the New York General Obligations Law), except that the authorization and execution of this Indenture and the Securities shall be governed by the laws of the jurisdiction of organization of the Company.

(b) The Company has appointed Sanofi-Aventis US LLC, 55 Corporate Drive, Bridgewater, New Jersey 08807, as its authorized agent (the “Authorized Agent”) upon whom all writs, process and summonses may be served in any suit, action or proceeding arising out of or based upon this Indenture or the Securities which may be instituted in any state or federal court in The City of New York, New York. The Company hereby represents and warrants that the Authorized Agent has accepted such appointment and has agreed to act as said agent for service of process, and the Company agrees to take any and all action, including the filing of any and all documents, that may be reasonably necessary to continue such appointment in full force and effect as aforesaid so long as the Securities remain Outstanding. The Company agrees that the appointment of the Authorized Agent shall be irrevocable so long as any of the Securities remain Outstanding or until the irrevocable appointment by the Company of a successor agent in The City of New York, New York as the authorized agent of each of them for such purpose and the acceptance of such appointment by such successor. Service of process upon the Authorized Agent shall be deemed, in every respect, effective service of process upon the Company.

SECTION 113. Legal Holidays.

Except as otherwise specified pursuant to Section 301 with respect to a Series of Securities, in any case where any Interest Payment Date, Redemption Date or Stated Maturity of any Security shall not be a Business Day at any Place of Payment, then (notwithstanding any other provision of this Indenture) payment of interest or principal (and premium, if any) need not be made at such Place of Payment on such date, but may be made on the next succeeding Business Day at such Place of Payment with the same force and effect as if made on the Interest Payment Date or Redemption Date, or at the Stated Maturity, provided that no interest shall accrue on the amount so payable for the period from and after such Interest Payment Date, Redemption Date or Stated Maturity, as the case may be, on account of such delay.

SECTION 114. Submission to Jurisdiction.

The Company agrees that any legal suit, action or proceeding arising out of or based upon the Indenture or the Securities may be instituted in any state or federal court in the Borough of Manhattan, The City of New York, New York, United States of America, and waives, to the extent it may effectively do so, any objection which it may have now or hereafter to the laying of the venue of any such suit, action or proceeding and any claim of inconvenient forum, and irrevocably submits to the jurisdiction of any such court in any such suit, action or proceeding.

SECTION 115. Waiver of Jury Trial.

Each Party hereby irrevocably waives, to the fullest extent permitted by applicable law, any and all right to a trial by jury (but no other judicial remedies) in any legal proceeding arising out of or relating to this Indenture or the transaction contemplated thereby.

ARTICLE TWO:

SECURITY FORMS

SECTION 201. Forms Generally.

The Securities of each series shall be in substantially the form set forth in this Article, or in such other form as shall be authorized by the Company or in one or more indentures supplemental hereto, in each case with such appropriate insertions, omissions, substitutions and other variations as are required or permitted by this Indenture (including without limitation any legends required by French law), and may have such letters, numbers or other marks of identification and such legends or endorsements placed thereon as may be required to comply with the rules of any securities exchange or as may, consistently herewith, be determined by the officers of the Company duly authorized to execute such Securities, as evidenced by their execution of the Securities. If the form of Securities of any series is authorized by the Company, a copy of an appropriate record of such authorization shall be certified on behalf of the Company by the general counsel (or its “Vice President Corporate Legal Affairs”), a deputy general counsel, the general secretary or an assistant general secretary of the Company and delivered to the Trustee at or prior to the delivery of the Company Order contemplated by Section 303 for the authentication and delivery of such Securities.

The Trustee’s certificates of authentication shall be in substantially the form set forth in this Article.

The definitive Securities shall be printed, lithographed or engraved on steel engraved borders or may be produced in any other manner, all as determined by the officers executing such Securities, as evidenced by their execution of such Securities.

SECTION 202. Form of Face of Security.

SANOFI-AVENTIS

[AGGREGATE PRINCIPAL AMOUNT OF THE ISSUANCE] [    %] [ZERO COUPON] [NOTE]

[DEBENTURE] DUE

Cusip	#
No.	[currency	]

Sanofi-Aventis, a société anonyme duly organized and existing under the laws of the Republic of France, having its registered office at 174, avenue de France, 75013 Paris, existing for a term that will expire on [date], registered with the Registry of Commerce and Companies (Registre du commerce et des sociétés) of Paris under No. 395 030 844 (herein called the “Company,” which term includes any successor or substitute corporation under the Indenture hereinafter referred to), for value received, hereby promises to pay to                     , or registered assigns, the principal sum of          [currency] on             , [If the Security is to bear interest prior to maturity, insert—and to pay interest thereon from              or from the most recent Interest Payment Date to which interest has been paid or duly provided for, semi-annually on                      and                      in each year, commencing                     , at the rate of     % per annum, until the principal hereof is paid or made available for payment][If applicable insert —, and (to the extent that the payment of such interest shall be legally enforceable) at the rate of     % per annum on any overdue principal and premium and on any overdue installment of interest]. The interest so payable, and punctually paid or duly provided for, on any Interest Payment Date will, as provided in such Indenture, be paid to the Person in whose name this Security (or one or more Predecessor Securities) is registered at the close of business on the Regular Record Date for such interest, which shall be the              or              (whether or not a Business Day), as the case may be, next preceding such Interest Payment Date. Any such interest not so punctually paid or duly provided for will forthwith cease to be payable to the Holder on such Regular Record Date and may either be paid to the Person in whose name this Security (or one or more Predecessor Securities) is registered at the close of business on a Special Record Date for the payment of such Defaulted Interest to be fixed by the Trustee, notice whereof shall be given to Holders of Securities of this series not less than 10 days prior to such Special Record Date, or be paid at any time in any other lawful manner not inconsistent with the requirements of any securities exchange on which the Securities of this series may be listed, and upon such notice as may be required by such exchange, all as more fully provided in said Indenture.

[Insert Additional Amounts provision, including any changes to Section 1007]

[If the Security is not to bear interest prior to Maturity, insert — The principal of this Security shall not bear interest except in the case of a default in payment of principal upon acceleration, upon redemption or at Stated

Maturity and in such case the overdue principal of this Security shall bear interest at the rate of     % per annum (to the extent that the payment of such interest shall be legally enforceable), which shall accrue from the date of such default in payment to the date payment of such principal has been made or duly provided for. Interest on any overdue principal shall be payable on demand. Any such interest on any overdue principal that is not so paid on demand shall bear interest at the rate of     % per annum (to the extent that the payment of such interest shall be legally enforceable), which shall accrue from the date of such demand for payment to the date payment of such interest has been made or duly provided for, and such interest shall also be payable on demand.]

Payment of the principal of (and premium, if any) and [if applicable – insert any such] interest on this Security will be made at [the office or agency of the Company maintained for that purpose in                     ] [the office of the Paying Agent], [in such coin or currency of the United States of America as at the time of payment is legal tender for payment of public and private debts] [specify other currency] [if applicable, insert —; provided, however, that at the option of the Company payment of interest may be made by check mailed to the address of the Person entitled thereto at such address as shall appear in the Security Register [or in the case that over $[—] in principal amount of Securities are held by a Person, at the request of such Person, by wire payment to the account designated in writing by such Person to the Company]].

Reference is hereby made to the further provisions of this Security set forth on the reverse hereof, which further provisions shall for all purposes have the same effect as if set forth at this place.

Unless the certificate of authentication hereon has been executed by the Trustee referred to on the reverse hereof by manual signature, this Security shall not be entitled to any benefit under the Indenture or be valid or obligatory for any purpose.

IN WITNESS WHEREOF, the Company has caused this instrument to be duly executed [as of the day and year first above written].

SANOFI-AVENTIS

By:
Name: Title:

Attest:
Name: Title:

SECTION 203. Form of Reverse of Security.

This Security is one of a duly authorized issue of securities of the Company (herein called the “Securities”), issued and to be issued outside France in one or more series under an Indenture, dated as of             , 2011 (herein called the “Indenture”), between the Company, as issuer, and Deutsche Bank Trust Company Americas, as Trustee (herein called the “Trustee,” which term includes any successor trustee under the Indenture), to which Indenture and all indentures supplemental thereto reference is hereby made for a statement of the respective rights, limitation of rights, duties and immunities thereunder of the Company, the Trustee and the Holders of the Securities and of the terms upon which the Securities are, and are to be, authenticated and delivered. This Security is one of the series designated on the face hereof [, limited in initial aggregate principal amount to [currency]].

[If applicable, insert — The Securities of this series are subject to redemption upon not less than 30 days’ notice by mail, at any time [on or after             , 20    ], as a whole or in part, at the election of the Company, [at the following Redemption Prices (expressed as percentages of the principal amount): [If redeemed [on or before             ,     %, and if redeemed] during the 12-month period beginning                      of the years indicated,

Year	Redemption Price	Year	Redemption Price

and thereafter at a Redemption Price equal to     % of the principal amount, together in the case of any such redemption with accrued interest to the Redemption Date, but interest installments whose Stated Maturity is on or prior to such Redemption Date will be payable to the Holders of such Securities, or one or more Predecessor Securities, of record at the close of business on the relevant Regular Record Dates referred to on the face hereof, all as provided in the Indenture.][at a redemption price equal to the greater of (i) 100% of the principal amount of the Securities to be redeemed and (ii) the sum of the present values of the remaining scheduled payments discounted to the date of redemption at [specify rate and margin if any].]

[Notwithstanding the foregoing, the Company may not, prior to                     , redeem any Securities of this series as contemplated by [Clause (2) of] the preceding paragraph as a part of, or in anticipation of, any refunding operation by the application, directly or indirectly, of moneys borrowed having an interest cost to the Company (calculated in accordance with generally accepted financial practice) of less than     % per annum.]

In the event of redemption of this Security in part only, a new Security or Securities of this series for the unredeemed portion hereof will be issued in the name of the Holder hereof upon the cancellation hereof.

[Any other redemption provision specified pursuant to Section 301 with respect to this Security]

[If the Security is not subject to redemption, — This Security is not redeemable prior to Stated Maturity [except as permitted under Section 1108 (“Optional Redemption Due to Changes in Tax Treatment”)].]

[If the Security is not an Original Issue Discount Security, — If an Event of Default with respect to Securities of this series shall occur and be continuing, the principal of the Securities of this series may be declared due and payable in the manner and with the effect provided in the Indenture.]

[If the Security is an Original Issue Discount Security, — If an Event of Default with respect to Securities of this series shall occur and be continuing, an amount of principal of the Securities of this series may be declared due and payable in the manner and with the effect provided in the Indenture. Such amount shall be equal to — insert formula for determining the amount. Upon payment of (i) the amount of principal so declared due and payable and (ii) interest on any overdue principal and overdue interest (in each case to the extent that the payment of such interest shall be legally enforceable), all of the Company’s obligations in respect of the payment of the principal of and interest, if any, on the Securities of this series shall terminate.]

The Indenture permits, with certain exceptions as therein provided, the amendment thereof and the modification of the rights and obligations of the Company and the rights of the Holders of the Securities of each series to be affected under the Indenture at any time by the Company and the Trustee with the consent of the Holders of a majority in principal amount of the Securities at the time Outstanding of each series to be affected. The Indenture also contains provisions permitting the Holders of specified percentages in principal amount of the Securities of each series at the time Outstanding, on behalf of the Holders of all Securities of such series, to waive compliance by the Company with certain provisions of the Indenture and certain past defaults under the Indenture and their consequences. Any such consent or waiver by the Holder of this Security shall be conclusive and binding upon such Holder and upon all future Holders of this Security and of any Security issued upon the registration of transfer hereof or in exchange herefor or in lieu hereof, whether or not notation of such consent or waiver is made upon this Security.

As provided in and subject to the provisions of the Indenture, the Holder of this Security shall not have the right to institute any proceeding with respect to the Indenture or for the appointment of a receiver or trustee or for any other remedy thereunder, unless such Holder shall have previously given the Trustee written notice of a continuing Event of Default with respect to the Securities of this series, the Holders of not less than 25% in principal amount of the Securities of this series at the time Outstanding shall have made written request to the Trustee to institute proceedings in respect of such Event of Default as Trustee and offered the Trustee reasonable indemnity, and the Trustee shall not have received from the Holders of a majority in principal amount of Securities of this series at the time Outstanding a direction inconsistent with such request, and shall have failed to institute any such proceeding, in each case for 60 days after receipt of such notice, request and offer of indemnity. The foregoing shall not apply to any suit instituted by the Holder of this Security for the enforcement of any payment of principal hereof or any premium or interest hereon on or after the respective due dates expressed or provided for herein.

No reference herein to the Indenture and no provision of this Security or of the Indenture shall alter or impair the obligation of the Company, which is absolute and unconditional, to pay the principal of (and premium, if any) and interest on this Security at the times, place and rate, and in the coin or currency, herein prescribed.

As provided in the Indenture and subject to certain limitations therein set forth, the transfer of this Security is registrable in the Security Register, upon surrender of this Security for registration of transfer at the office or agency of the Company in any place where the principal of (and premium, if any) and interest on this Security are payable, duly endorsed by, or accompanied by a written instrument of transfer in form satisfactory to the Company and the Security Registrar, duly executed by the Holder hereof or his attorney duly authorized in writing, and thereupon one or more new Securities of this series, of authorized denominations and for the same aggregate principal amount, will be issued to the designated transferee or transferees.

The Securities of this series are issuable only in registered form without coupons in denominations of [currency][            ]. As provided in the Indenture and subject to certain limitations therein set forth, Securities of this series are exchangeable for a like aggregate principal amount of Securities of this series of a different authorized denomination, as requested by the Holder surrendering the same.

No service charge shall be made for any such registration of transfer or exchange, but the Company may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection therewith. This transfer or exchange will only be made if the Security Registrar is satisfied with the Holder’s proof of ownership.

Prior to due presentment of this Security for registration of transfer, the Company, the Trustee and any agent of the Company or the Trustee or its nominee may treat the Person in whose name this Security is registered as the owner hereof for all purposes (subject to Section 308 of the Indenture), whether or not this Security be overdue, and neither the Company, the Trustee nor any such agent shall be affected by notice to the contrary.

The Indenture provides that the Company, at the Company’s option, (a) will be discharged from any and all obligations in respect of the Securities (except for certain obligations to register the transfer or exchange of Securities, replace stolen, lost or mutilated Securities, maintain paying agencies and hold or deposit moneys for payment in trust and certain other obligations in respect of the Trustee, the Paying Agent, Authenticating Agent and Securities Registrar) or (b) need not comply with certain restrictive covenants of the Indenture, in each case if the Company deposits, in trust, with the Trustee money or U.S. Government Obligations which, through the payment of interest thereon and principal thereof in accordance with their terms, will provide money, in an amount sufficient to pay all the principal (including any mandatory sinking fund payments, if any) of, and premium, if any, and interest on, the Securities on the dates such payments are due in accordance with the terms of such Securities, and certain other conditions are satisfied.

All terms used in this Security which are defined in the Indenture shall have the meanings assigned to them in the Indenture.

SECTION 204. Form of Trustee’s Certificate of Authentication.

This is one of the Securities of the series designated herein referred to in the within-mentioned Indenture.

Dated:

DEUTSCHE BANK TRUST COMPANY AMERICAS BY: DEUTSCHE BANK NATIONAL TRUST COMPANY

By:
Name: Title:
Authorized Signatory

SECTION 205. Form of Legend for Global Securities.

Any Global Security authenticated and delivered hereunder shall bear a legend in substantially the following form or such other form as may be determined pursuant to Section 201:

“This Security is a Global Security within the meaning of the Indenture hereinafter referred to and is registered in the name of a Depositary or a nominee of a Depositary. This Global Security is exchangeable for Securities registered in the name of a Person other than the Depositary or its nominee only in the limited circumstances described in the Indenture, and no transfer of this Security (other than a transfer of this Security as a whole by the Depositary to a nominee of the Depositary or by a nominee of the Depositary to the Depositary or another nominee of the Depositary) may be registered except in such limited circumstances.”

SECTION 206. Securities in Global Form.

If Securities of a series are issuable in global form, as specified by Section 301, then, notwithstanding Section 302, any such Security shall represent such of the Outstanding Securities of such series as shall be specified therein and may provide that it shall represent the aggregate amount of Outstanding Securities from time to time endorsed thereon and that the aggregate amount of Outstanding Securities represented thereby may from time to time be reduced to reflect exchanges. Any endorsement of a Security in global form to reflect the amount, or any decrease in the amount, of Outstanding Securities represented thereby shall be made by the Trustee in such manner and upon instructions given by such Person or Persons as shall be specified therein or in the Company Order to be delivered to the Trustee pursuant to Section 303 or Section 304. Subject to the provisions of Section 303 and, if applicable, Section 304, the Trustee shall deliver and redeliver any Security in permanent global form in the manner and upon instructions given by the Person or Persons specified therein or in the applicable Company Order. If a Company Order pursuant to Section 303 or Section 304 has been, or simultaneously is, delivered, any instructions by the Company with respect to endorsement or delivery or redelivery of a Security in global form shall be in writing but need not comply with Section 102 and need not be accompanied by an Opinion of Counsel.

The provisions of the last sentence of Section 303 shall apply to any Security represented by a Security in global form if such Security was never issued and sold by the Company, and the Company delivers to the Trustee the Security in global form together with written instructions in the form of an Officer’s Certificate upon which the Trustee may conclusively rely, and which need not be accompanied by an Opinion of Counsel, with regard to the reduction in the principal amount of Securities represented thereby, together with the Officer’s Certificate contemplated by the last sentence of Section 303.

ARTICLE THREE:

THE SECURITIES

SECTION 301. Amount Unlimited; Issuable in Series.

The aggregate principal amount of Securities which may be authenticated and delivered under this Indenture is unlimited.

The Securities may be issued outside France in one or more series. There shall be authorized by the Company and set forth in (or determined in the manner set forth in) an Officer’s Certificate of the Company, or established in one or more indentures supplemental hereto, prior to the issuance of Securities of any series,

(1) the title of the Securities of the series (which shall distinguish the Securities of the series from Securities of any other series);

(2) whether the Securities of the series are subordinated securities and, if so, the provisions related to such subordination;

(3) any limit upon the aggregate principal amount of the Securities of the series which may be authenticated and delivered under this Indenture (except for Securities authenticated and delivered upon registration of transfer of, or in exchange for, or in lieu of, other Securities of the series pursuant to Sections 304, 305, 306, 906 or 1107);

(4) the Person to whom any interest on a Security of the series shall be payable, if other than the Person in whose name such Security (or one or more Predecessor Securities) is registered at the close of business on the Regular Record Date for such interest;

(5) the date or dates on which the principal of the Securities of the series is payable;

(6) the rate or rates at which the Securities of the series shall bear interest, if any, the date or dates from which such interest shall accrue, the Interest Payment Dates on which such interest shall be payable, the Regular Record Date for the interest payable on any Interest Payment Date and any changes to the provisions specified in Section 113 and Section 307 with respect to payments on Business Days;

(7) the place or places where the principal of (and premium, if any) and interest on Securities of the series shall be payable;

(8) any paying agents, transfer agents, registrars or any other agents with respect to the Securities of the series;

(9) if applicable, the period or periods within which, the price or prices at which and the terms and conditions upon which Securities of the series may be redeemed, in whole or in part, at the option of the Company;

(10) the applicability of Section 1109 of this Indenture to the Securities of such series, the names of the Reference Treasury Dealers with respect to such Securities and the additional basis points applicable to such Securities;

(11) the obligation, if any, of the Company to redeem or purchase Securities of the series pursuant to any sinking fund or analogous provisions or any other provision or at the option of a Holder thereof and the period or periods within which, the price or prices at which and the terms and conditions upon which Securities of the series shall be redeemed or purchased, in whole or in part, pursuant to such obligation;

(12) the denominations in which Securities of the series shall be issuable, if other than denominations of $2,000 and integral multiples of $1,000 in excess thereof;

(13) if other than the principal amount thereof, the portion of the principal amount of Securities of the series which shall be payable upon declaration of acceleration of the maturity thereof pursuant to Section 502;

(14) the coin or currency (including any composite currency) in which payment of the principal of (and premium, if any) and interest on the Securities of the series shall be denominated or payable and the manner of determining the equivalent thereof in the currency of the United States of America for the purposes of the definition of “Outstanding” in Section 101;

(15) if the principal of (and premium, if any) or interest on the Securities of the series are to be payable, at the election of the Company or a Holder thereof, in a coin or currency (including any composite currency) other than that in which the Securities are stated to be payable, the period or periods within which, and the terms and condition upon which, such election may be made;

(16) if the principal amount payable at the Stated Maturity of any Securities of the series will not be determinable as of any one or more dates prior to the Stated Maturity, the amount which shall be deemed to be the principal amount of such Securities as of any such date for any purpose thereunder or hereunder, including the principal amount thereof which shall be due and payable upon any Maturity other than the Stated Maturity or which shall be deemed to be Outstanding as of any date prior to the Stated Maturity (or, in any such case, the manner in which such amount deemed to be the principal amount shall be determined);

(17) if the amounts of payments of principal of (and premium, if any) or interest on the Securities of the series may be determined with reference to an index, the manner in which such amounts shall be determined;

(18) the Depositary for the Global Security or Securities (or whether the Securities of the series shall be issued in whole or in part in a form other than as one or more Global Securities) and any special circumstances under which the Global Security may be registered for transfer or exchange in the name of a person other than the Depositary or its nominee;

(19) any addition to or change in (including the inapplicability of any of) the Events of Default which applies to any Securities of the series and any change in the right of the Trustee or the requisite Holders of such Securities to declare the principal amount thereof due and payable pursuant to Section 502;

(20) with respect to such series of Securities, the “Stated Intervals” and the “Record Date” for purposes of Sections 312(a) and 316(c), respectively, of the Trust Indenture Act, if other than as provided in the Trust Indenture Act;

(21) if Additional Amounts pursuant to Section 1007 will not be payable by the Company, any changes to Section 1007 with respect to such series of Securities and any related changes to Section 1108; and

(22) any other terms of the series (which terms shall not be inconsistent with the provisions of this Indenture).

All Securities of any one series shall be substantially identical except as to denomination and number and except as may otherwise be authorized by the Company and set forth (or determined in the manner provided) in such Officer’s Certificates or in any such indenture supplemental hereto. All Securities of one series need not be issued at the same time and, unless otherwise provided, a series may be reopened for issuances of additional Securities of such series; provided, that such additional Securities will be issued with no more than de minimis original issue discount for U.S. federal income tax purposes or be part of a qualified reopening for U.S. federal income tax purposes. Securities may differ between series in respect of any matters.

If any of the terms of the series are authorized by the Company, a copy of an appropriate record of such authorization shall be certified on behalf of the Company by the general counsel (or its “Vice President Corporate Legal Affairs”), a deputy general counsel, the general secretary or an assistant general secretary of the Company, and delivered to the Trustee at or prior to the delivery of the Officer’s Certificate setting forth the terms of the series.

SECTION 302. Denominations.

The Securities of each series shall be issuable in registered form without coupons in such denominations as shall be specified as contemplated by Section 301.

SECTION 303. Execution, Authentication, Delivery and Dating.

The Securities shall be executed on behalf of the Company by one or more of its legal representatives, or any Persons duly authorized to do so by the Company and attested by its general counsel (or its “Vice President Corporate Legal Affairs”), a deputy general counsel, its general secretary or one of its assistant general secretaries. The signature of any of such legal representative or Person on the Securities may be manual or facsimile.

At any time and from time to time after the execution and delivery of this Indenture, the Company may deliver Securities of any series executed by the Company to the Trustee for authentication, together with a Company Order for the authentication and delivery of such Securities, and the Trustee in accordance with the Company Order shall authenticate and deliver such Securities. If the form or terms of the Securities of the series have been authorized by the Company as permitted by Sections 201 and 301, in authenticating such Securities, and accepting the additional responsibilities under this Indenture in relation to such Securities, the Trustee shall be entitled to receive, and (subject to 601) shall be fully protected in relying upon, an Opinion of Counsel stating,

(a) if the form of such Securities has been duly authorized by the Company as permitted by Section 201, that such form has been established in conformity with the provisions of this Indenture;

(b) if the terms of such Securities have been duly authorized by the Company as permitted by Section 301, that such terms have been established in conformity with the provisions of this Indenture;

(c) that such Securities, when authenticated and delivered by the Trustee and issued by the Company in the manner and subject to any conditions specified in such Opinion of Counsel, will constitute valid and legally binding obligations of the Company enforceable in accordance with their terms, subject to bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and similar laws of general applicability relating to or affecting creditors’ rights and to general equity principles.

If such form or terms have been so established, the Trustee shall not be required to authenticate such Securities if the issue of such Securities pursuant to this Indenture will affect the Trustee’s own rights, duties or immunities under the Securities or this Indenture or otherwise in a manner which is not reasonably acceptable to the Trustee.

Notwithstanding the provisions of Section 301 and of the preceding paragraph, if all Securities of a series are not to be originally issued at one time, it shall not be necessary to deliver the Officer’s Certificate otherwise required pursuant to Section 301 or the Company Order and Opinion of Counsel otherwise required pursuant to such preceding paragraph at or prior to the time of authentication of each Security of such series if such documents are delivered at or prior to the authentication upon original issuance of the first Security of such series to be issued.

A Company Order delivered in the circumstances set forth in the preceding paragraph may provide that Securities which are the subject thereof will be authenticated and delivered by the Trustee on original issue from time to time upon the written order of persons designated in such Company Order, and that such persons are authorized to determine, consistent with the Officer’s Certificate referred to in Section 301 or any applicable supplemental indenture, such terms and conditions of said Securities as are specified in such Company Order.

Each Security shall be dated the date of its authentication.

No Security shall be entitled to any benefit under this Indenture or be valid or obligatory for any purpose unless there appears on such Security a certificate of authentication substantially in the form provided for herein executed by the Trustee by manual signature of an authorized signatory, and such certificate upon any Security shall be conclusive evidence, and the only evidence, that such Security has been duly authenticated and delivered hereunder and that such Security is entitled to the benefits of this Indenture. Notwithstanding the foregoing, if any Security shall have been authenticated and delivered hereunder but never issued and sold by the Company, the Company shall deliver such Security to the Trustee for cancellation as provided in Section 309 together with an Officer’s Certificate (which need not be accompanied by an Opinion of Counsel) stating that such Security has never been issued and sold by the Company, for all purposes of this Indenture such Security shall be deemed never to have been authenticated and delivered hereunder and shall never be entitled to the benefits of this Indenture.

A duplicate of each Security must be kept by the Company or the Security Registrar.

SECTION 304. Temporary Securities.

Pending the preparation of definitive Securities of any series, the Company may execute, and upon Company Order the Trustee shall authenticate and deliver, temporary Securities which are printed, lithographed, typewritten, mimeographed or otherwise produced, in any authorized denomination, substantially of the tenor of the definitive Securities in lieu of which they are issued in registered form and with such appropriate insertions, omissions, substitutions and other variations as the officers executing such Securities may determine, as evidenced by their execution of such Securities.

If temporary Securities of any series are issued, the Company will cause definitive Securities of that series to be prepared without unreasonable delay. After the preparation of definitive Securities of such series, the temporary Securities of such series shall be exchangeable for definitive Securities of such series upon surrender of the temporary Securities of such series at the office or agency of the Company maintained pursuant to Section 1002 in a Place of Payment for that series, without charge to the Holder. Upon surrender for cancellation of any one or more temporary Securities of any series the Company shall execute and the Trustee shall authenticate and deliver in exchange therefor a like aggregate principal amount of definitive Securities of the same series and of like tenor of authorized denominations. Until so exchanged the temporary Securities of any series shall in all respects be entitled to the same benefits under this Indenture as definitive Securities of such series.

SECTION 305. Registration, Registration of Transfer and Exchange.

The Company shall cause to be kept at the Corporate Trust Office of the Trustee a register (the register maintained in such office being herein sometimes referred to as the “Security Register”) in which, subject to such reasonable regulations as the Company may prescribe, the Company shall provide for the registration of Securities and of transfers of Securities.

The Trustee is hereby appointed “Security Registrar” for the purpose of registering Securities and transfers of Securities as herein provided.

Upon surrender for registration of transfer of any Security of any series at the office or agency in a Place of Payment for that series, the Company shall execute, and the Trustee shall authenticate and deliver, in the name of the designated transferee or transferees, one or more new Securities of the same series, of any authorized denominations and of a like aggregate principal amount and tenor.

At the option of the Holder, Securities of any series may be exchanged for other Securities of the same series, of any authorized denominations and of like tenor and a like aggregate principal amount, upon surrender of the Securities to be exchanged at such office or agency. Whenever any Securities are so surrendered for exchange, the Company shall execute, and the Trustee shall authenticate and deliver, the Securities which the Holder making the exchange is entitled to receive.

All Securities issued upon any registration of transfer or exchange of Securities shall be the valid obligations of the Company, evidencing the same debt, and entitled to the same benefits under this Indenture, as the Securities surrendered upon such registration of transfer or exchange.

Every Security presented or surrendered for registration of transfer or for exchange shall (if so required by the Company or the Trustee) be duly endorsed, or be accompanied by a written instrument of transfer in form satisfactory to the Company and the Security Registrar, duly executed by the Holder thereof or his attorney duly authorized in writing.

No service charge shall be made for any registration of transfer or exchange of Securities, but the Company may require payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in connection with any registration of transfer or exchange of Securities, other than exchanges pursuant to Sections 304, 906 or 1107 not involving any transfer.

The Company shall not be required (i) to issue, register the transfer of or exchange Securities of any series during a period beginning at the opening of business 15 days before the day of the mailing of a notice of redemption of Securities of that series selected for redemption under Section 1103 and ending at the close of business on the day of such mailing, or (ii) to register the transfer of or exchange any Security so selected for redemption in whole or in part, except the unredeemed portion of any Security being redeemed in part.

Each Global Security authenticated under this Indenture shall be registered in the name of the Depositary designated for such Global Security or a nominee thereof and delivered to such Depositary or a nominee thereof or custodian therefor, and each such Global Security shall constitute a single Security for all purposes of this Indenture.

Notwithstanding the foregoing, except as otherwise specified as contemplated by Section 301, any Global Security shall be exchangeable pursuant to this Section 305 for Securities registered in the names of Persons other than the Depositary for such series or its nominee if, but only if, (i) such Depositary notifies the Company that it is unwilling or unable to continue as Depositary for such series or at any time ceases to be a clearing agency registered as such under the Exchange Act, as amended, and the Company notifies the Trustee that they are unable to locate a qualified successor Depositary, (ii) the Company executes and delivers to the Trustee a Company Order that such Global Security shall be so exchangeable, or (iii) there shall have occurred and be continuing an Event of Default with respect to the Securities of such series. Any Global Security that is exchangeable pursuant to the preceding sentence shall be exchangeable for Securities registered in the names of each owner of a beneficial interest in a Global Security as such Depositary shall identify. In connection with the exchange of an entire Global Security for Securities registered in the names of each owner of a beneficial interest in a Global Security pursuant to this paragraph, such Global Security shall be deemed to be surrendered to the Trustee for cancellation, and the Company shall execute, and upon Company Order the Trustee shall authenticate and deliver, to each beneficial owner identified by the Depositary in exchange for its beneficial interest in such Global Security, an equal aggregate principal amount of certificated Securities of authorized denominations.

Upon receipt by the Security Registrar of instructions pursuant to the preceding paragraph from the Holder of a Global Security directing the Security Registrar to (a) issue one or more certificated non-global Securities in the amounts specified to the owner of a beneficial interest in such Global Security and (b) debit or cause to be debited an equivalent amount of beneficial interest in such Global Security, subject to the rules and procedures of the Depositary:

(a) the Security Registrar shall notify the Company and the Trustee of such instructions, identifying the owner and amount of such beneficial interest in such Global Security;

(b) the Company shall promptly execute, and upon Company Order the Trustee shall authenticate and deliver, to such beneficial owner certificated Securities in an equivalent amount to such beneficial interest in such Global Security; and

(c) the Security Registrar shall decrease such Global Security by such amount in accordance with the foregoing.

In the event that certificated non-global Securities are not issued to each such beneficial owner promptly after the Security Registrar has received a request from the Holder of a Global Security to issue such certificated non-global Securities, the Company expressly acknowledges, with respect to the right of any Holder to pursue a remedy pursuant to Sections 507 and 508 hereof, the right of any beneficial holder of Securities to pursue such remedy with respect to the portion of the Global Security that represents such beneficial holder’s Securities as if such certificated non-global Securities had been issued.

Notwithstanding any other provision of this Indenture (except the immediately preceding paragraphs relating to the exchange of the Global Security for certificated non-global Securities), a Global Security may not be transferred except as a whole by the Depositary for such Global Security to a nominee of such Depositary or by a nominee of such Depositary to such Depositary or another nominee of such Depositary.

SECTION 306. Mutilated, Destroyed, Lost and Stolen Securities.

If any mutilated Security is surrendered to the Trustee, the Company shall execute and the Trustee shall authenticate and deliver in exchange therefor a new Security of the same series and of like tenor and principal amount and bearing a number not contemporaneously Outstanding.

If there shall be delivered to the Company and the Trustee (i) evidence to their satisfaction of the destruction, loss or theft of any Security and (ii) such security or indemnity as may be required by them to save each of them and any agent of either of them harmless, then, in the absence of notice to the Company or the Trustee that such Security has been acquired by a bona fide purchaser, the Company shall execute and upon its request the Trustee shall authenticate and deliver, in lieu of any such destroyed, lost or stolen Security, a new Security of the same series and of like tenor and principal amount and bearing a number not contemporaneously Outstanding.

In case any such mutilated, destroyed, lost or stolen Security has become or is about to become due and payable, the Company in its discretion may, instead of issuing a new Security, pay such Security upon compliance with the foregoing conditions.

Upon the issuance of any new Security under this Section, the Company may require the payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in relation thereto and any other expenses (including the fees and expenses of the Trustee) connected therewith.

Every new Security of any series issued pursuant to this Section in lieu of any destroyed, lost or stolen Security shall constitute an original additional contractual obligation of the Company, whether or not the destroyed, lost or stolen Security shall be at any time enforceable by anyone, and shall be entitled to all the benefits of this Indenture equally and proportionately with any and all other Securities of that series duly issued hereunder.

The provisions of this Section are exclusive and shall preclude (to the extent lawful) all other rights and remedies with respect to the replacement or payment of mutilated, destroyed, lost or stolen Securities.

SECTION 307. Payment of Interest; Interest Rights Preserved.

Except as otherwise provided as contemplated by Section 301 with respect to any series of Securities, interest on any Security which is payable, and is punctually paid or duly provided for, on any Interest Payment Date shall be paid to the Person in whose name that Security (or one or more Predecessor Securities) is registered at the close of business on the Regular Record Date for such interest. Each payment of interest due on an Interest Payment Date or at Maturity will include interest accrued from and including the last date to which interest has been paid or made available to payment, or from the issue date, if none has been paid or made available for payment, to but excluding the relevant Interest Payment Date.

Unless otherwise provided as contemplated by Section 301, every Global Security will provide that interest, if any, payable on any Interest Payment Date will be paid to the Depositary for the purpose of permitting such party to credit the interest received by it in respect of such Global Security to the accounts of the beneficial owners thereof.

Unless otherwise provided as contemplated by Section 301, if any payment is due on the Securities on a day that is not a Business Day, the Company will make the payment on the day that is the next Business Day. Payments postponed to the next Business Day in this situation will be treated under the Indenture as if they were made on the original Interest Payment Date. Postponement of this kind will not result in a default under the Securities or the Indenture, and no interest will accrue on the postponed amount from the Interest Payment Date to the next day that is a Business Day.

The Company may from time to time appoint any person (including the Trustee, if the Trustee so agrees) to act as a calculation agent with respect to the payment or redemption of principal, premium and interest or other amounts or calculations in respect of any Security of any series; provided that the Company may, in its sole discretion, and at any time, remove any such appointed person and appoint any other institution to serve as such agent from time to time. All calculations made by any calculation agent shall be conclusive and binding on the Holders, the Company and the Trustee, absent manifest error.

Any interest on any Security of any series which is payable, but is not punctually paid or duly provided for, on any Interest Payment Date (herein called “Defaulted Interest”) shall forthwith cease to be payable to the Holder on the relevant Regular Record Date by virtue of having been such Holder, and such Defaulted Interest may be paid by the Company, at its election in each case, as provided in Clause (1) or (2) below:

(1) The Company may elect to make payment of any Defaulted Interest to the Persons in whose names the Securities of such series (or their respective Predecessor Securities) are registered at the close of business on a Special Record Date for the payment of such Defaulted Interest, which shall be fixed in the following manner. The Company shall notify the Trustee in writing of the amount of Defaulted Interest proposed to be paid on each Security or such series and the date of the proposed payment, and at the same time the Company shall deposit with the Trustee an amount of money equal to the aggregate amount proposed to be paid in respect of such Defaulted Interest or shall make arrangements satisfactory to the Trustee for such deposit prior to the date of the proposed payment, such money when deposited to be held in trust for the benefit of the Persons entitled to such Defaulted Interest as in this Clause provided. Thereupon the Trustee shall fix a Special Record Date for the payment of such Defaulted Interest which shall be not more than 15 days and not less than 10 days prior to the date of the proposed payment and not less than 10 days after the receipt by the Trustee of the notice of the proposed payment. The Trustee shall promptly notify the Company of such Special Record Date and, in the name and at the expense of the Company, shall cause notice of the proposed payment of such Defaulted Interest and the Special Record Date therefor to be mailed, first class postage prepaid, to each Holder of Securities of such series at the Holder’s address as it appears in the Security Register, not less than 10 days prior to such Special Record Date. Notice of the proposed payment of such Defaulted Interest and the Special Record Date therefor having been so mailed, such Defaulted Interest shall be paid to the Persons in whose names the Securities of such series (or their respective Predecessor Securities) are registered at the close of business on such Special Record Date and shall no longer be payable pursuant to the following Clause (2).

(2) The Company may make payment of any Defaulted Interest on the Securities of any series in any other lawful manner not inconsistent with the requirements of any securities exchange on which such Securities may be listed, and upon such notice as may be required by such exchange, if, after notice given by the Company to the Trustee of the proposed payment pursuant to this Clause, such manner of payment shall be deemed practicable by the Trustee.

Subject to the foregoing provisions of this Section, each Security delivered under this Indenture upon registration of transfer of or in exchange for or in lieu of any other Security shall carry the rights to interest accrued and unpaid, and to accrue, which were carried by such other Security.

SECTION 308. Persons Deemed Owners.

Prior to due presentment of a Security for registration of transfer, the Company, the Trustee and any agent of the Company or the Trustee or its nominee may treat the Person in whose name such Security is registered as the owner of such Security for the purpose of receiving payment of principal of (and premium, if any) and (subject to Section 307) interest on such Security and for all other purposes whatsoever, whether or not such Security be overdue, and neither the Company, the Trustee nor any agent of the Company or the Trustee shall be affected by notice to the contrary.

No holder of any beneficial interest in any Global Security held on its behalf by a Depositary shall have any rights under this Indenture with respect to such Global Security, and such Depositary or its nominee shall be treated by the Company, the Trustee, and any agent of the Company or the Trustee as the owner of such Global Security for all purposes whatsoever. Notwithstanding the foregoing, nothing herein shall impair, as between a Depositary and such holders of beneficial interests, the operation of customary practices governing the exercise of the rights of the Depositary as Holder of any Security.

None of the Company, the Trustee or any agent of the Company or the Trustee shall have any responsibility or liability for any aspect of the records relating to or payments made on account of beneficial ownership interests in a Global Security, for maintaining, supervising or reviewing any records relating to such beneficial ownership interests, for any acts or omissions of a Depositary or for any transactions between a Depositary and beneficial owners.

SECTION 309. Cancellation.

All Securities surrendered for payment, redemption, registration of transfer or exchange or for credit against any sinking fund payment shall, if surrendered to any Person other than the Trustee, be delivered to the Trustee and shall be promptly cancelled by it. The Company must deliver to the Trustee for cancellation any Securities previously authenticated hereunder which the Company has not issued and sold, and all Securities so delivered shall be promptly cancelled by the Trustee. No Securities shall be authenticated in lieu of or in exchange for any Securities cancelled as provided in this Section, except as expressly permitted by this Indenture. All cancelled Securities held by the Trustee shall be disposed of by the Trustee in accordance with its customary procedures or as directed by a Company Order. No cancelled Securities may be reissued or resold.

SECTION 310. Computation of Interest.

Except as otherwise specified as contemplated by Section 301 for Securities of any series, interest on the Securities of each series shall be computed on the basis of a 360-day year of twelve 30-day months.

SECTION 311. Payment to Be in Proper Currency; Conversion of Judgment Currency.

(a) In the case of the Securities of any series denominated in any currency or in a composite currency (the “Required Currency”), except as otherwise specified with respect to such Securities as contemplated by Section 301, the obligation of the Company to make any payment of the principal thereof, or the premium or interest thereon, shall not be discharged or satisfied by any tender by the Company, or recovery by the Trustee, in any currency other than the Required Currency, except to the extent that such tender or recovery shall result in the Trustee timely holding the full amount of the Required Currency then due and payable. If any such tender or recovery is in a currency other than the Required Currency, the Trustee may take such actions as it considers appropriate to exchange such currency for the Required Currency. The costs and risks of any such exchange, including without limitation the risks of delay and exchange rate fluctuation, shall be borne by the Company, the Company shall remain liable for any shortfall or delinquency in the full amount of Required Currency then due and payable, and in no circumstances shall the Trustee be liable therefor except in the case of its negligence or willful misconduct.

(b) The Company agrees further that, to the fullest extent that it may effectively do so under applicable law, (x) if for the purpose of obtaining judgment in any court it is necessary for the Trustee to convert the sum due in respect of the principal of, or premium or interest, if any, on the Securities of any series from the Required Currency into a currency in which a judgment will be rendered (the “Judgment Currency”), the rate of exchange used shall be the rate at which, in accordance with normal banking procedures, the Trustee could purchase the Required Currency with the Judgment Currency and (y) its obligations under this Indenture to make payments in the Required Currency shall not be discharged or satisfied by any tender, or any recovery pursuant to any judgment (whether or not entered in accordance with subsection (x)) in any currency other than the Required Currency, except to the extent that such tender or recovery shall result in the actual receipt, by the payee, of the full amount of the Required Currency expressed to be payable in respect of such payments.

SECTION 312. CUSIP Numbers.

The Company in issuing the Securities may use “CUSIP” numbers (if then generally in use), and, if so, the Trustee shall use CUSIP numbers in notices of redemption as a convenience to Holders; provided that any such notice may state that no representation is made as to the correctness of such numbers either as printed on the Securities or as contained in any notice of a redemption and that a reliance may be placed only on the other identification numbers printed on the Securities, and any such redemption shall not be affected by any defect in or omission of such numbers. The Company will promptly notify the Trustee of any change in the CUSIP numbers.

ARTICLE FOUR:

SATISFACTION AND DISCHARGE

SECTION 401. Satisfaction and Discharge of Indenture.

This Indenture shall upon Company Request cease to be of further effect (except as to any surviving rights of registration of transfer or exchange of Securities herein expressly provided for), and the Trustee, at the expense of the Company, shall execute proper instruments acknowledging satisfaction and discharge of this Indenture, when

(1) either

(A) all Securities theretofore authenticated and delivered (other than (i) Securities which have been destroyed, lost or stolen and which have been replaced or paid as provided in Section 306 and

(ii) Securities for whose payment money has theretofore been deposited in trust or segregated and held in trust by the Company and thereafter repaid to the Company or discharged from such trust, as provided in Section 1003) have been delivered to the Trustee for cancellation; or

(B) all such Securities not theretofore delivered to the Trustee for cancellation

(i) have become due and payable, or

(ii) will become due and payable at their Stated Maturity within one year, or

(iii) are to be called for redemption within one year under arrangements satisfactory to the Trustee for the giving of notice of redemption by the Trustee in the name, and at the expense, of the Company, and the Company, in the case of (i), (ii) or (iii) above, has deposited or caused to be deposited with the Trustee as trust funds in trust for the purpose an amount sufficient to pay and discharge the entire indebtedness on such Securities not theretofore delivered to the Trustee for cancellation, for principal (and premium, if any) and interest to the date of such deposit (in the case of Securities which have become due and payable) or to the Stated Maturity or Redemption Date, as the case may be;

(2) the Company has paid or caused to be paid all other sums payable hereunder by the Company; and

(3) the Company has delivered to the Trustee an Officer’s Certificate and an Opinion of Counsel each stating that all conditions precedent herein provided for relating to the satisfaction and discharge of this Indenture have been complied with.

Notwithstanding the satisfaction and discharge of this Indenture, the obligations of the Company to the Trustee under Section 607, the obligations of the Company to any Authenticating Agent under Section 615 and, if money shall have been deposited with the Trustee pursuant to subclause (B) of clause (1) of this Section, the obligations of the Trustee under Section 402 and the last paragraph of Section 1003 shall survive.

SECTION 402. Application of Trust Money.

Subject to the provisions of the last paragraph of Section 1003, all money and the proceeds of any U.S. Government Obligations deposited with the Trustee pursuant to Sections 401 or 403 shall be held in trust and applied by it, in accordance with the provisions of the Securities and this Indenture, to the payment, either directly or through any Paying Agent (including the Company acting as Paying Agent) as the Trustee may determine, of the principal (and premium, if any) and interest to the Holders of the series of Securities for the payment in respect of which such money has been deposited with the Trustee.

The Company shall pay and indemnify the Trustee against any tax, fee or other charge imposed on or assessed against the U.S. Government Obligations deposited pursuant to Section 403 or the principal and interest received in respect thereof other than any such tax, fee or other charge which by law is for the account of the Holders of Outstanding Securities.

Anything in this Article to the contrary notwithstanding, the Trustee shall deliver or pay to the Company from time to time upon Company Request any money or U.S. Government Obligations held by it as provided in Section 403 with respect to any Securities that, in the opinion of a nationally recognized firm of independent public accountants expressed in a written certification thereof delivered to the Trustee, are in excess of the amount thereof which would then be required to be deposited to effect the Discharge or Covenant Defeasance, as the case may be, with respect to such Securities.

SECTION 403. Defeasance Upon Deposit of Moneys or U.S. Government Obligations.

At the Company’s option, (a) the Company shall be deemed to have been Discharged (as defined below) from its obligations with respect to any series of Securities on the 91st day after the applicable conditions set forth below have been satisfied and/or (b) the Company shall cease to be under any obligation to comply with any term, provision or condition set forth in Sections 801 or 802 or any covenant set forth in any indenture supplemental to this Indenture or otherwise established pursuant to Section 301, and noncompliance with such Sections or covenants shall not give rise to any Event of Default under Section 501(3) (“Covenant Defeasance”), with respect to any series of Securities at any time after the applicable conditions set forth below have been satisfied:

(1) the Company shall have deposited or caused to be deposited irrevocably with the Trustee or its agent as trust funds in trust, specifically pledged as security for, and dedicated solely to, the benefit of the Holders of the Securities of such series (i) money in an amount, or (ii) U.S. Government Obligations which through the payment of interest and principal in respect thereof in accordance with their terms will provide, not later than the due date of any payment, money in an amount, or (iii) a combination of (i) and (ii), sufficient, in the opinion (with respect to (ii) and (iii)) of a nationally recognized firm of independent public accountants expressed in a written certification thereof delivered to the Trustee, to pay and discharge each installment of principal (including any mandatory sinking fund payments) of and interest on, the outstanding Securities of such series on the dates such installments of interest or principal are due or to and including the Redemption Date irrevocably designated by the Company pursuant to subparagraph (5) hereof;

(2) if the Securities of such series are then listed on the New York Stock Exchange, the Company shall have delivered to the Trustee an Opinion of Counsel to the effect that the exercise of the option under this Section 403 would not cause such Securities to be delisted;

(3) no Event of Default or event which with notice or lapse of time would become an Event of Default with respect to the Securities of such series shall have occurred and be continuing on the date of such deposit;

(4) the Company shall have delivered to the Trustee an Opinion of Counsel to the effect that holders of the Securities of such series will not recognize income, gain or loss for U.S. Federal income tax purposes as a result of the exercise of the option under this Section 403 and will be subject to U.S. Federal income tax on the same amount and in the same manner and at the same times as would have been the case if such option had not been exercised, and, in the case of Securities being Discharged, such opinion shall be accompanied by a private letter ruling from the U.S. Internal Revenue Service to this effect, or a revenue ruling pertaining to a comparable form of transaction published by the U.S. Internal Revenue Service to the same effect, or other published legal authority that is considered “substantial authority” for the tax treatment of an item in accordance with U.S. Treas. Reg. sec. 1.6662-4(d)(3)(iii) to the same effect, pertaining to a comparable form of transaction published by the U.S. Internal Revenue Service to the same effect;

(5) if the Company has deposited or caused to be deposited money or U.S. Government Obligations to pay or discharge the principal of (and premium, if any) and interest on the Outstanding Securities of a series to and including a Redemption Date pursuant to subparagraph (1) hereof, such Redemption Date shall be irrevocably designated by the Company, a copy of an appropriate record of such designation shall be certified on behalf of the Company by the general counsel (or its “Vice President Corporate Legal Affairs”), a deputy general counsel, the general secretary or an assistant general secretary of the Company and delivered to the Trustee on or prior to the date of deposit of such money or U.S. Government Obligations and such certificate shall be accompanied by an irrevocable Company Request that the Trustee give notice of such redemption in the name and at the expense of the Company not less than 30 nor more than 60 days prior to such Redemption Date in accordance with Section 1104; and

(6) the Company shall have delivered to the Trustee an Officer’s Certificate and an Opinion of Counsel, each stating that all conditions precedent with respect to such Discharge or Covenant Defeasance have been complied with.

“Discharged” (or “Discharge”) means that the Company shall be deemed to have paid and discharged the entire indebtedness represented by, and obligations under, the Securities of such series and to have satisfied all the obligations under this Indenture relating to the Securities of such series (and the Trustee, at the expense of the Company, shall execute proper instruments acknowledging the same), except (A) the rights of Holders of Securities of such series to receive, from the trust fund described in clause (1) above payment of the principal of (and premium, if any) and the interest on such Securities when such payments are due, subject to the last paragraph of Section 1003; (B) the Company’s obligations with respect to such Securities under Sections 305, 306, 1002 and 1003; and (C) the rights, powers, trusts, duties and immunities of the Trustee hereunder.

Notwithstanding any Covenant Defeasance with respect to Sections 801 and 802, any corporation or Person that would otherwise have been required to assume the obligations of the Company pursuant to said Sections shall be required, as a condition to any merger, consolidation, amalgamation, transfer, conveyance or lease contemplated thereby, to assume the obligations of the Company to the Trustee under Sections 402 and 607.

In the event that Securities in respect of which the Company has deposited or caused to be deposited money or U.S. Government Obligations to pay or discharge the principal (and premium, if any) and interest on the Outstanding Securities of a series do not mature and are not redeemed within the 60-day period commencing with the date of such deposit of moneys or U.S. Government Obligations, as aforesaid, the Company shall, as promptly as practicable following the end of such 60-day period, give or cause to give a notice, in the same manner as a notice of redemption with respect to such Securities, to the Holders of Securities to the effect that such deposit has been made and the effect thereof; provided, however, any failure to so give such notice or any defect therein shall not affect the validity of the proceedings for any Discharge or Covenant Defeasance related to such deposit.

ARTICLE FIVE:

REMEDIES

SECTION 501. Events of Default.

“Event of Default,” wherever used herein with respect to Securities of a particular series, means any one of the following events (whatever the reason for such Event of Default and whether it shall be voluntary or involuntary or be effected by operation of law or pursuant to any judgment, decree or order of any court or any order, rule or regulation of any administrative or governmental body):

(1) any amount of principal of a Security of that series is not paid on the due date thereof and such default is not remedied within a period of 15 days from such due date;

(2) any amount of interest on, or any premium on, a Security of that series is not paid on the due date thereof and such default is not remedied within a period of 30 days from such due date;

(3) any other obligation of the Company under this Indenture is not complied with or performed within a period of 30 days from receipt by the Company of a written notice (delivered by registered or certified mail or by express courier delivery service with signature) to the Company by the Trustee or to the Company and the Trustee by the Holders of at least 25% in principal amount of the Outstanding Securities of that series specifying such default or breach and requiring it to be remedied and stating that such notice is a “Notice of Default” hereunder;

(4) (A) any borrowed money of the Company or of any Principal Subsidiary becomes due and repayable prematurely by reason of a default in relation thereto or (B) any such borrowed money is not paid at maturity as extended by any applicable grace period or (C) any guarantee or indemnity in respect of any borrowed money of a third party given by the Company or any Principal Subsidiary is not honored when due, following a demand for payment made under such guarantee or indemnity where such demand is necessary, taking into account any applicable grace period, unless in the case of (C) hereof (x) it has been disputed in good faith that such guaranteed or indemnified third party borrowed money is due or payable or that such guarantee or indemnity is callable or that such demand for payment is valid and such dispute has been submitted to a competent court, in which case such event shall not constitute an event of default hereunder, so long as the dispute shall not have been finally adjudicated or (y) payment under such guarantee or indemnity is prohibited by laws of mandatory application or under an order or decision by a court or authority and provided that in the case of (A), (B) or (C) hereof, such borrowed money of the Company or such Principal Subsidiary, or the amount of the failure to pay by the Company or the relevant Principal Subsidiary under such guarantee or indemnity given in respect of such third party borrowed money, is in an aggregate nominal amount of at least €100,000,000 (or its equivalent in any other currency), unless in any such event the amount due is not paid due to circumstances affecting the making or clearing of the payment which are outside the control of the Company or the Principal Subsidiary, as the case may be, in which case such event shall not constitute an event of default so long as such circumstances continue in existence;

(5) the Company or any Principal Subsidiary makes any proposal for a general moratorium in relation to its debt or ceases its payments (including, without limitation, a cessation de paiements under French law) or enters into a conciliation procedure (procédure de conciliation) with its creditors or a judgment is issued for the judicial liquidation (including, without limitation, a liquidation judiciaire under French law) or for a transfer of the whole of the business (including, without limitation, a cession totale de l’entreprise under French law) of the Company or of any Principal Subsidiaries or anything equivalent to such a proposal, settlement or transfer occurs with respect to the Company or any Principal Subsidiary or if the Company or any Principal Subsidiary makes a conveyance, assignment or other arrangement for the benefit of its creditors or enters into a composition with its creditors;

(6) an order is made by any competent authority or an effective resolution is passed for the winding up, liquidation or dissolution of any of the Company’s Principal Subsidiaries (otherwise than for the purposes of or pursuant to an amalgamation, reorganization, merger, consolidation, or restructuring or other similar arrangement whilst solvent (including, without limitation, any fusion-absorption or any apport partiel d’actifs under French law)) or an order is made by any competent authority or an effect resolution is passed for the winding up, liquidation or dissolution of the Company (otherwise than for the purposes of or pursuant to an amalgamation, reorganization, merger, consolidation, or restructuring or other similar arrangement whilst solvent (including, without limitation, any fusion-absorption or any apport partiel d’actifs under French law)) where the entity resulting from or surviving following such amalgamation, reorganization, merger, consolidation or restructuring or other similar arrangement, assumes or owes the obligation resulting from Securities of the series); or

(7) the occurrence of any other Event of Default provided with respect to Securities of that series.

SECTION 502. Acceleration of Maturity; Rescission and Annulment.

If an Event of Default with respect to Securities of any series at the time Outstanding occurs and is continuing, then in every such case the Trustee or the Holders of not less than 25% in principal amount of the Outstanding Securities of that series may declare the principal amount (or, if the Securities of that series are Original Issue Discount Securities, such portion of the principal amount as may be specified in the terms of that series) of all of the Securities of that series to be due and payable immediately, by a notice in writing to the Company (and to the Trustee if given by Holders), and upon any such declaration such principal amount (or specified amount) shall become immediately due and payable.

At any time after such a declaration of acceleration with respect to Securities of any series has been made and before a judgment or decree for payment of the money due has been obtained by the Trustee as hereinafter in this Article provided, the Holders of a majority in principal amount of the Outstanding Securities of that series, by written notice to the Company and the Trustee, may rescind and annul such declaration and its consequences if:

(1) the Company has paid or deposited with the Trustee a sum sufficient to pay

(A) all overdue interest on all Securities of that series,

(B) the principal of (and premium, if any, on) any Securities of that series which have become due otherwise than by such declaration of acceleration and interest thereon at the rate or rates prescribed therefor in such Securities,

(C) to the extent that payment of such interest is lawful and provided for in such Securities of the series, interest upon overdue interest, at the rate or rates prescribed therefor, and

(D) all sums paid or advanced by the Trustee hereunder and the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel; and

(2) all Events of Default with respect to Securities of that series, other than the non-payment of the principal of Securities of that series which have become due solely by such declaration of acceleration, have been cured or waived as provided in Section 513.

No such rescission shall affect any subsequent default or impair any right consequent thereon.

SECTION 503. Collection of Indebtedness and Suits for Enforcement by Trustee.

The Company covenants that if (i) it defaults in the payment of the principal of (or premium, if any, on) any Security at the Maturity thereof or in the payment of any interest on any Security when such interest becomes due and payable, and (ii) such default continues for a period of 15 days (in the case of principal or premium) or for a period of 30 days (in the case of interest), then the Company will, upon demand of the Trustee, pay to it, for the benefit of the Holders of such Securities, the whole amount then due and payable on such Securities for principal (and premium, if any) and interest, and, to the extent that payment of such interest shall be legally enforceable, interest on any overdue principal (and premium, if any) and, if provided for in the Securities of the series, on any overdue interest, at the rate or rates prescribed therefor in such Securities, and, in addition thereto, such further amount as shall be sufficient to cover the costs and expenses of collection, including the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel.

If the Company fails to pay such amounts forthwith upon such demand, the Trustee, in its own name and as trustee of an express trust, may institute a judicial proceeding for the collection of the sums so due and unpaid, may prosecute such proceeding to judgment or final decree and may enforce the same against the Company or any other obligor upon such Securities and collect the moneys adjudged or decreed to be payable in the manner provided by law out of the property of the Company or any other obligor upon such Securities, wherever situated.

If an Event of Default with respect to Securities of any series occurs and is continuing, the Trustee may in its discretion proceed to protect and enforce its rights and the rights of the Holders of Securities of such series by such appropriate judicial proceedings as the Trustee shall deem most effectual to protect and enforce any such rights, whether for the specific enforcement of any covenant or agreement in this Indenture or in aid of the exercise of any power granted herein, or to enforce any other proper remedy.

SECTION 504. Trustee May File Proofs of Claim.

In case of the pendency of any receivership, insolvency, liquidation, bankruptcy, reorganization, arrangement, adjustment, composition or other similar judicial proceeding relative to the Company or any other obligor upon the Securities or the property of the Company or of such other obligor or their creditors, the Trustee (irrespective of whether the principal of the Securities shall then be due and payable as therein expressed or by declaration or otherwise and irrespective of whether the Trustee shall have made any demand on the Company for the payment of overdue principal or interest) shall be entitled and empowered, by intervention in such proceeding or otherwise, to take any and all actions authorized under the Trust Indenture Act in order to have claims of the Holders and the Trustee allowed in any such proceeding. In particular, the Trustee shall be authorized,

(i) to file and prove a claim for the whole amount of principal (and premium, if any) and interest owing and unpaid in respect of the Securities in accordance with the terms thereof and to file such other papers or documents as may be necessary or advisable in order to have the claims of the Trustee (including any claim for the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel) and of the Holders allowed in such judicial proceeding, and

(ii) to collect and receive any moneys or other property payable or deliverable on any such claims and to distribute the same;

and any custodian, receiver, assignee, trustee, liquidator, sequestrator or other similar official in any such judicial proceeding is hereby authorized by each Holder to make such payments to the Trustee and, in the event that the Trustee shall consent to the making of such payments directly to the Holders, to pay to the Trustee any amount due it for the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel, and any other amounts due the Trustee under Section 607.

Nothing herein contained shall be deemed to authorize the Trustee to authorize or consent to or accept or adopt on behalf of any Holder any plan of reorganization, arrangement, adjustment or composition affecting the Securities or the rights of any Holder thereof or to authorize the Trustee to vote in respect of the claim of any Holder in any such proceeding.

SECTION 505. Trustee May Enforce Claims Without Possession of Securities.

All rights of action and claims under this Indenture or the Securities may be prosecuted and enforced by the Trustee without the possession of any of the Securities or the production thereof in any proceeding relating thereto, and any such proceeding instituted by the Trustee shall be brought in its own name as trustee of an express trust, and any recovery of judgment shall, after provision for the payment of the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel, be for the ratable benefit of the Holders of the Securities in respect of which such judgment has been recovered.

SECTION 506. Application of Money Collected.

Any money or property collected by the Trustee pursuant to this Article or otherwise distributable in respect of the Company’s obligations hereunder shall be applied in the following order, at the date or dates fixed by the Trustee and, in case of the distribution of such money on account of principal (or premium, if any) or interest, upon presentation of the Securities and the notation thereon of the payment if only partially paid and upon surrender thereof if fully paid:

FIRST : To the payment of all amounts due the Trustee (including any predecessor Trustee) under Section 607; and

SECOND : To the payment of the amounts then due and unpaid for principal of (and premium, if any) and interest on the Securities in respect of which or for the benefit of which such money has been collected, ratably, without preference or priority of any kind, according to the amounts due and payable on such Securities for principal (and premium, if any) and interest, respectively.

SECTION 507. Limitation on Suits.

No Holder of any Security of any series shall have any right to institute any proceeding, judicial or otherwise, with respect to this Indenture, or for the appointment of a receiver or trustee, or for any other remedy hereunder, unless:

(1) such Holder has previously given written notice to the Trustee of a continuing Event of Default with respect to the Securities of that series;

(2) the Holders of not less than 25% in principal amount of the Outstanding Securities of that series shall have made written request to the Trustee to institute proceedings in respect of such Event of Default in its own name as Trustee hereunder;

(3) such Holder or Holders have offered to the Trustee reasonable indemnity against the costs, expenses and liabilities to be incurred in compliance with such request;

(4) the Trustee, for 60 days after its receipt of such notice, request and offer of indemnity, has failed to institute any such proceeding; and

(5) no direction inconsistent with such written request has been given to the Trustee during such 60-day period by the Holders of a majority in principal amount of the Outstanding Securities of that series;

it being understood and intended that no one or more of such Holders shall have any right in any manner whatever by virtue of, or by availing of, any provision of this Indenture to affect, disturb or prejudice the rights of any other of such Holders, or to obtain or to seek to obtain priority or preference over any other of such Holders or to enforce any right under this Indenture, except in the manner herein provided and for the equal and ratable benefit of all of such Holders.

SECTION 508. Unconditional Right of Holders to Receive Principal, Premium and Interest.

Notwithstanding any other provision in this Indenture, the Holder of any Security shall have the right, which is absolute and unconditional, to receive payment of the principal of (and premium, if any) and (subject to Section 307) interest on such Security on the Stated Maturity or Maturities expressed in such Security (or, in the case of redemption, on the Redemption Date) and to institute suit for the enforcement of any such payment, and such rights shall not be impaired without the consent of such Holder.

SECTION 509. Restoration of Rights and Remedies.

If the Trustee or any Holder has instituted any proceeding to enforce any right or remedy under this Indenture and such proceeding has been discontinued or abandoned for any reason, or has been determined adversely to the Trustee or to such Holder, then and in every such case, subject to any determination in such proceeding, the Company shall be restored to its former position hereunder and thereafter all rights and remedies of the Trustee and the Holders shall continue as though no such proceeding had been instituted.

SECTION 510. Rights and Remedies Cumulative.

Except as otherwise provided with respect to the replacement or payment of mutilated, destroyed, lost or stolen Securities in the last paragraph of Section 306, no right or remedy herein conferred upon or reserved to the Trustee or to the Holders is intended to be exclusive of any other right or remedy, and every right and remedy shall, to the extent permitted by law, be cumulative and in addition to every other right and remedy given hereunder or now or hereafter existing at law or in equity or otherwise. The assertion or employment of any right or remedy hereunder, or otherwise, shall not prevent the concurrent assertion or employment of any other appropriate right or remedy.

SECTION 511. Delay or Omission Not Waiver.

No delay or omission of the Trustee or of any Holder of any Securities to exercise any right or remedy accruing upon any Event of Default shall impair any such right or remedy or constitute a waiver of any such Event of Default or an acquiescence therein. Every right and remedy given by this Article or by law to the Trustee or to the Holders may be exercised from time to time, and as often as may be deemed expedient, by the Trustee or by the Holders, as the case may be.

SECTION 512. Control by Holders.

Subject to Section 603(e), the Holders of a majority in principal amount of the Outstanding Securities of any series shall have the right to direct the time, method and place of conducting any proceeding for any remedy available to the Trustee, or exercising any trust or power conferred on the Trustee, with respect to the Securities of such series, provided that:

(1) such direction shall not be in conflict with any rule of law or with this Indenture;

(2) the Trustee may take any other action deemed proper by the Trustee which is not inconsistent with such direction; and

(3) subject to the provisions of Section 601, the Trustee shall have the right to decline to follow any such direction if the Trustee in good faith shall, by a Responsible Officer or Officers of the Trustee, determine that the proceeding so directed would involve the Trustee in personal liability.

SECTION 513. Waiver of Past Defaults.

The Holders of not less than a majority in principal amount of the Outstanding Securities of any series may on behalf of the Holders of all the Securities of such series waive any past default hereunder with respect to such series and its consequences, except a default:

(1) in the payment of the principal and (or premium, if any) or interest on any Security of such series; or

(2) in respect of covenant or provision hereof which under Article Nine cannot be modified or amended without the consent of the Holder of each Outstanding Security of such series affected.

Upon any such waiver, such default shall cease to exist and any Event of Default arising therefrom shall be deemed to have been cured, for every purpose of this Indenture; but no such waiver shall extend to any subsequent or other default or impair any right consequent thereon.

SECTION 514. Undertaking for Costs.

All parties to this Indenture agree, and each Holder of any Security by his acceptance thereof shall be deemed to have agreed, that any court may in its discretion require, in any suit for the enforcement of any right or remedy under this Indenture, or in any suit against the Trustee for any action taken, suffered or omitted by it as Trustee, the filing by any party litigant in such suit of an undertaking to pay the costs of such suit, and that such court may in its discretion assess reasonable costs, in the manner and to the extent provided in the Trust Indenture Act; provided that this Section shall not be deemed to authorize any court to require such an undertaking or to make such an assessment in any suit instituted by the Company or the Trustee.

SECTION 515. Waiver of Stay or Extension Laws.

The Company covenants (to the extent that it may lawfully do so) that it will not at any time insist upon, or plead, or in any manner whatsoever claim or take the benefit or advantage of, any stay or extension law wherever enacted, now or at any time hereafter in force, which may affect the covenants or the performance of this Indenture; and the Company (to the extent that it may lawfully do so) hereby expressly waives all benefit or advantage of any such law and covenants that it will not hinder, delay or impede the execution of any power herein granted to the Trustee, but will suffer and permit the execution of every such power as though no such law had been enacted.

ARTICLE SIX:

THE TRUSTEE

SECTION 601. Certain Duties and Responsibilities.

(a) Except during the continuance of an Event of Default,

(1) the Trustee undertakes to perform such duties and only such duties as are specifically set forth in this Indenture, and no implied covenants or obligations shall be read into this Indenture against the Trustee; and

(2) in the absence of bad faith on its part, the Trustee may conclusively rely, as to the truth of the statements and the correctness of the opinions expressed therein, upon certificates or opinions furnished to the Trustee and conforming to the requirements of this Indenture; but in the case of any such certificates or opinions which by any provision hereof are specifically required to be furnished to the Trustee, the Trustee shall be under a duty to examine the same to determine whether or not they conform to the requirements of this Indenture (but need not confirm or investigate the accuracy of mathematical calculations or other facts stated therein).

(b) In case an Event of Default has occurred and is continuing, the Trustee shall exercise such of the rights and powers vested in it by this Indenture, and use the same degree of care and skill in their exercise, as a prudent person would exercise or use under the circumstances in the conduct of his or her own affairs.

(c) No provision of this Indenture shall be construed to relieve the Trustee from liability for its own negligent action, its own negligent failure to act, or its own willful misconduct, except that:

(1) this Subsection shall not be construed to limit the effect of Subsection (a) or (d) of this Section;

(2) the Trustee shall not be liable for any error of judgment made in good faith by a Responsible Officer, unless it shall be proved that the Trustee was negligent in ascertaining the pertinent facts; and

(3) the Trustee shall not be liable with respect to any action taken or omitted to be taken by it in good faith in accordance with the direction of the Holders of a majority in principal amount of the Outstanding Securities of any series, determined as provided in Sections 101, 104 and 512, in relation to the time, method and place of conducting any proceeding for any remedy available to the Trustee, or exercising any trust or power conferred upon the Trustee, under this Indenture with respect to the Securities of such series.

(d) No provision of this Indenture shall require the Trustee to expend or risk its own funds or otherwise incur any financial liability in the performance of any of its duties hereunder, or in the exercise of any of its rights or powers, if it shall have reasonable grounds for believing that repayment of such funds or adequate indemnity against such risk of liability is not reasonably assured to it.

(e) Whether or not therein expressly so provided, every provision of this Indenture relating to the conduct or affecting the liability of or affording protection to the Trustee shall be subject to the provisions of this Section.

SECTION 602. Notice of Defaults.

Within 90 days after the occurrence known to a Responsible Officer of the Trustee of any default hereunder with respect to the Securities of any series, the Trustee shall transmit by mail to all Holders of Securities of such series, as their names and addresses appear in the Security Register, notice of all such defaults hereunder, unless such default shall have been cured or waived; provided, however, that, except in the case of a default in the payment of the principal of (or premium, if any) or interest on any Security of such series or in the payment of any sinking fund installment with respect to Securities of such series, the Trustee shall be protected in withholding such notice if and so long as the board of directors, the executive committee or a trust committee of directors or Responsible Officers of the Trustee in good faith determine that the withholding of such notice is in the interest of the Holders of Securities of such series; and provided, further, that, in the case of any default of the character specified in Section 501(3) with respect to Securities of such series, no such notice to Holders shall be given until at least 30 days after the occurrence thereof. For the purpose of this Section, the term “default” means any event which is, or after notice or lapse of time or both would become, an Event of Default with respect to Securities of such series.

SECTION 603. Certain Rights of Trustee.

Subject to the provisions of Section 601:

(a) the Trustee may conclusively rely and shall be fully protected in acting or refraining from acting upon any resolution, certificate, statement, instrument, opinion, report, notice, request, direction, consent, order, bond, debenture, note, other evidence of indebtedness or other paper or document believed by it to be genuine and to have been signed or presented by the proper party or parties;

(b) any request or direction of the Company mentioned herein shall be sufficiently evidenced by a Company Request or Company Order and any authorization by the Company shall be sufficiently evidenced by a copy of an appropriate record of such authorization certified on behalf of the Company by the general counsel (or its “Vice President Corporate Legal Affairs”), a deputy general counsel, the general secretary or assistant general secretary of the Company;

(c) whenever in the administration of this Indenture the Trustee shall deem it desirable that a matter be proved or established prior to taking, suffering or omitting any action hereunder, the Trustee (unless other evidence be herein specifically prescribed) may require an Officer’s Certificate or an Opinion of Counsel and, in the absence of bad faith on its part, conclusively rely upon such Officer’s Certificate or Opinion of Counsel;

(d) the Trustee may consult with counsel and the written advice of such counsel or any Opinion of Counsel shall be full and complete authorization and protection in respect of any action taken, suffered or omitted by it hereunder in good faith and in reliance thereon;

(e) the Trustee shall be under no obligation to exercise any of the rights or powers vested in it by this Indenture at the request or direction of any of the Holders pursuant to this Indenture, unless such Holders shall have offered to the Trustee reasonable security or indemnity against the costs, expenses and liabilities which might be incurred by it in compliance with such request or direction;

(f) the Trustee shall not be bound to make any investigation into the facts or matters stated in any resolution, certificate, statement, instrument, opinion, report, notice, request, direction, consent, order, bond, debenture, note, other evidence of indebtedness or other paper or document, but the Trustee, in its discretion, may make such further inquiry or investigation into such facts or matters as it may see fit, and, if the Trustee shall determine to make such further inquiry or investigation, it shall be entitled to examine the relevant books, records and premises of the Company, personally or by agent or attorney at the sole cost of the Company and shall incur no liability or additional liability of any kind by reason of such inquiry or investigation;

(g) the Trustee may execute any of the trusts or powers hereunder or perform any duties hereunder either directly or by or through agents or attorneys;

(h) the Trustee shall not be liable for any action taken, suffered, or omitted to be taken by it in good faith and reasonably believed by it to be authorized or within the discretion or rights or powers conferred upon it by this Indenture;

(i) the Trustee shall not be deemed to have notice or be charged with knowledge of any default (within the meaning of such term as defined in Section 602) or Event of Default with respect to the Securities of any series unless a Responsible Officer of the Trustee receives at the Corporate Trust Office a written notice of such default or Event of Default, as the case may be, from the Company or any Holder of such Securities and such notice references such Securities and this Indenture; and

(j) the rights, privileges, protections, immunities and benefits herein given to the Trustee, including, without limitation, its right to be indemnified, are extended to, and shall be enforceable by, the Trustee in each of its capacities hereunder as Trustee, Security Registrar and Authenticating Agent; and

(k) in no event shall the Trustee be responsible or liable for any failure or delay in the performance of its obligations hereunder caused by forces beyond its control, including, without limitation acts of war or terrorism, civil or military disturbances, nuclear or natural catastrophes or acts of God, and interruptions, loss or malfunctions of public utilities, it being understood that the Trustee shall use reasonable best efforts which are consistent with accepted practices in the banking industry to avoid any such failure or delay and to resume performance as soon as practicable under the circumstances.

SECTION 604. Not Responsible for Recitals or Issuance of Securities.

The recitals contained herein and in the Securities, except the Trustee’s certificate of authentication, shall be taken as the statements of the Company and the Trustee assumes no responsibility for the correctness of same. The Trustee makes no representations as to the validity or sufficiency of any offering materials, this Indenture or of the Securities. The Trustee shall not be accountable for the use or application by the Company of any of the Securities or the proceeds of the Securities.

SECTION 605. May Hold Securities.

The Trustee, any Authenticating Agent, any Paying Agent, any Security Registrar or any other agent of the Company, in its individual or any other capacity, may become the owner or pledgee of Securities and, subject to Sections 608 and 613, may otherwise deal with the Company with the same rights it would have if it were not Trustee, Authenticating Agent, Paying Agent, Security Registrar or such other agent.

SECTION 606. Money Held in Trust.

Money held by the Trustee in trust hereunder need not be segregated from other funds except to the extent required by law. The Trustee shall be under no liability for interest on any money received by it hereunder except as otherwise agreed upon in writing with the Company.

SECTION 607. Compensation and Reimbursement.

The Company agrees:

(1) to pay to the Trustee from time to time reasonable compensation for all services rendered by it hereunder (which compensation shall not be limited by any provision of law in regard to the compensation of a trustee of an express trust) as agreed separately by the Company and the Trustee;

(2) except as otherwise expressly provided herein, to reimburse the Trustee upon its request for all reasonable expenses, disbursements and advances incurred or made by the Trustee in accordance with any provision of this Indenture (including the reasonable compensation and the expenses and disbursements of its agents and counsel), except any such expense, disbursement or advance as may be attributable to its negligence or bad faith; and

(3) to indemnify the Trustee (and each predecessor Trustee) for, and to hold it harmless against, any loss, liability or expense (including reasonable attorney’s fees and expenses) incurred without negligence or bad faith on its part, arising out of or in connection with the acceptance or administration of the trust or trusts hereunder and the exercise or performance of any of its rights, powers and duties hereunder, including the costs and expenses of defending itself against any claim or liability in connection with the exercise or performance of any of its powers or duties hereunder.

As security for the performance of the obligations of the Company under this Section, the Trustee (and any predecessor Trustee) shall have a lien prior to the Securities upon all property and funds held or collected by the Trustee as such, except funds held in trust for the payment of principal of (and premium, if any) or interest on particular Securities.

The provisions of this Section shall survive the resignation or removal of the Trustee and the satisfaction and discharge of this Indenture and the termination for any reason of the Indenture.

SECTION 608. Disqualification; Conflicting Interests.

If the Trustee has or shall acquire a conflicting interest within the meaning of the Trust Indenture Act, the Trustee shall, as soon as practicable and in any event within 90 days after ascertaining that it has such conflicting interest, and if the Event of Default (as defined in Section 501 hereof) to which such conflicting interest relates has not been cured or duly waived or otherwise eliminated before the end of such 90-day period, either eliminate such conflicting interest or resign to the extent and in the manner provided by, and subject to the provisions of, the Trust Indenture Act and this Indenture. To the extent permitted by the Trust Indenture Act, the Trustee shall not be deemed to have a conflicting interest by virtue of being a trustee under this Indenture with respect to Securities of more than one series.

SECTION 609. Corporate Trustee Required; Eligibility.

There shall at all times be one and only one Trustee hereunder with respect to the Securities of each series, which may be a Trustee hereunder for Securities of one or more other series. Each Trustee shall be a Person that is eligible pursuant to the Trust Indenture Act to act as such, and has a combined capital and surplus of at least $50,000,000, subject to supervision or examination by Federal or state authority. If such Person publishes reports of condition at least annually, pursuant to law or to the requirements of said supervising or examining authority, then for the purposes of this Section and to the extent permitted by the Trust Indenture Act, the combined capital and surplus of such Person shall be deemed to be its combined capital and surplus as set forth in its most recent report of condition so published. If at any time the Trustee with respect to the Securities of any series shall cease to be eligible in accordance with the provisions of this Section, it shall resign immediately in the manner and with the effect hereinafter specified in this Article.

SECTION 610. Resignation and Removal; Appointment of Successor.

(a) No resignation or removal of the Trustee and no appointment of a successor Trustee pursuant to this Article shall become effective until the acceptance of appointment by the successor Trustee in accordance with the applicable requirements of Section 611.

(b) The Trustee may resign at any time with respect to the Securities of one or more series by giving written notice thereof to the Company. If the instrument of acceptance by a successor Trustee required by Section 611 shall not have been delivered to the Trustee within 30 days after the giving of such notice of resignation or removal, the resigning or removed Trustee or the Company may petition any court of competent jurisdiction for the appointment of a successor Trustee with respect to the Securities of such series.

(c) Subject to the requirements of Section 315(e) of the Trust Indenture Act, the Trustee may be removed at any time with respect to the Securities of any series by Act of the Holders of a majority in principal amount of the Outstanding Securities of such series, delivered to the Trustee and to the Company.

(d) If at any time:

(1) the Trustee shall fail to comply with Section 608 after written request therefor by the Company or by any Holder who has been a bona fide Holder of a Security for at least six months, or

(2) the Trustee shall cease to be eligible under Section 609 and shall fail to resign after written request therefor by the Company or by any such Holder, or

(3) the Trustee shall become incapable of acting or shall be adjudged bankrupt or insolvent or a receiver of the Trustee or of its property shall be appointed or any public officer shall take charge or control of the Trustee or of its property or affairs for the purpose of rehabilitation, conservation or liquidation, then, in any such case, (i) the Company may remove the Trustee with respect to all Securities, or (ii) subject to Section 514, any Holder who has been a bona fide Holder of a Security for at least six months may, subject to the requirements of the Trust Indenture Act on behalf of himself and all others similarly situated, petition any court of competent jurisdiction for the removal of the Trustee with respect to all Securities and the appointment of a successor Trustee or Trustees.

(e) If the Trustee shall resign, be removed or become incapable of acting, or if a vacancy shall occur in the office of Trustee for any cause, with respect to the Securities of one or more series, the Company shall promptly appoint a successor Trustee or Trustees with respect to the Securities of that or those series (it being understood that any such successor Trustee may be appointed with respect to the Securities of one or more or all of such series and that at any time there shall be only one Trustee with respect to the Securities of any particular series) and shall comply with the applicable requirements of Section 611. If, within one year after such resignation, removal or incapability, or the occurrence of such vacancy, a successor Trustee with respect to the Securities of any series shall be appointed by Act of the Holders of a majority in principal amount of the Outstanding Securities of such series delivered to the Company and the retiring Trustee, the successor Trustee so appointed shall, forthwith upon its acceptance of such appointment in accordance with the applicable requirements of Section 611, become the successor Trustee with respect to the Securities of such series and to that extent supersede the successor Trustee appointed by the Company. If no successor Trustee with respect to the Securities of any series shall have been so appointed by the Company or the Holders and accepted appointment in the manner required by Section 611, any Holder who has been a bona fide Holder of a Security of such series for at least six months may, on behalf of himself and all others similarly situated, petition any court of competent jurisdiction for the appointment of a successor Trustee with respect to the Securities of such series.

(f) The Company shall give notice of each resignation and each removal of the Trustee with respect to the Securities of any series and each appointment of a successor Trustee with respect to the Securities of any series by mailing written notice of such event by first-class mail, postage prepaid, to all Holders of Securities of such series as their names and addresses appear in the Security Register. Each notice shall include the name of the successor Trustee with respect to the Securities of such series and the address of its Corporate Trust Office.

SECTION 611. Acceptance of Appointment by Successor.

(a) In case of the appointment hereunder of a successor Trustee with respect to all Securities, every such successor Trustee so appointed shall execute, acknowledge and deliver to the Company and to the retiring Trustee an instrument accepting such appointment, and thereupon the resignation or removal of the retiring Trustee shall become effective and such successor Trustee, without any further act, deed or conveyance, shall become vested with all the rights, powers, trusts and duties of the retiring Trustee; but, on the request of the Company or the successor Trustee, such retiring Trustee shall, upon payment of its charges, execute and deliver an instrument transferring to such successor Trustee all the rights, powers and trusts of the retiring Trustee and shall duly assign, transfer and deliver to such successor Trustee all property and money held by such retiring Trustee hereunder, subject nevertheless to its lien provided for in Section 607.

(b) In case of the appointment hereunder of a successor Trustee with respect to the Securities of one or more (but not all) series, the Company, the retiring Trustee and each successor Trustee with respect to the Securities of one or more series shall execute and deliver an indenture supplemental hereto wherein each successor Trustee shall accept such appointment and which (1) shall contain such provisions as shall be necessary or desirable to transfer and confirm to, and to vest in, each successor Trustee all the rights, powers, trusts and duties of the retiring Trustee with respect to the Securities of that or those series to which the appointment of such successor Trustee relates, (2) if the retiring Trustee is not retiring with respect to all Securities, shall contain such provisions as shall be deemed necessary or desirable to confirm that all the rights, powers, trusts and duties of the retiring Trustee with respect to the Securities of that or those series as to which the retiring Trustee is not retiring shall continue to be vested in the retiring Trustee, and (3) shall add to or change any of the provisions of this Indenture as shall be necessary to provide for or facilitate the administration of the trusts hereunder by more than one Trustee, it being understood that nothing herein or in such supplemental indenture shall constitute such Trustees co-trustees of the same trust and that each such Trustee shall be trustee of a trust or trusts hereunder separate and apart from any trust or trusts hereunder administered by any other such Trustee; and upon the execution and delivery of such supplemental indenture the resignation or removal of the retiring Trustee shall become effective to the extent provided therein and each such successor Trustee, without any further act, deed or conveyance, shall become vested with all the rights, powers, trusts and duties of the retiring Trustee with respect to the Securities of that or those series to which the appointment of such successor Trustee relates; but, on request of the Company or any successor Trustee, such retiring Trustee shall duly assign, transfer and deliver to such successor Trustee all property and money held by such retiring Trustee hereunder with respect to the Securities of that or those series to which the appointment of such successor Trustee relates, subject nevertheless, to its lien provided for in Section 607.

(c) Upon request of any such successor Trustee, the Company shall execute any and all instruments reasonably required for more fully and certainly vesting in and confirming to such successor Trustee all such rights, powers and trusts referred to in paragraph (a) or (b) of this Section, as the case may be.

(d) No successor Trustee shall accept its appointment unless at the time of such acceptance such successor Trustee shall be qualified and eligible under the requirements of the Trust Indenture Act.

SECTION 612. Merger, Consolidation or Succession to Business.

Any corporation into which the Trustee may be merged or with which it may be consolidated, or any corporation resulting from any merger or consolidation to which the Trustee shall be a party, or any corporation succeeding to all or substantially all the corporate trust business of the Trustee (including this transaction), shall be the successor of the Trustee hereunder, provided such corporation shall be otherwise qualified under the requirements of the Trust Indenture Act and eligible under this Article, without the execution or filing of any paper or any further act on the part of any of the parties hereto. In case any Securities shall have been authenticated, but not delivered, by the Trustee then in office, any successor by merger, conversion or consolidation to such authenticating Trustee may adopt such authentication and deliver the Securities so authenticated with the same effect as if such successor Trustee had itself authenticated such Securities.

SECTION 613. Preferential Collection of Claims Against Company.

If and when the Trustee shall be or become a creditor of the Company or any other obligor upon the Securities, the Trustee shall be subject to the provisions of the Trust Indenture Act regarding the collection of claims against the Company or other such obligor.

SECTION 614. Co-trustees and Separate Trustees.

At any time or times, for the purpose of meeting the legal requirements of any applicable jurisdiction, the Company and the Trustee shall have power to appoint, and, upon the written request of the Trustee or of the Holders of at least 33 1/3 % in principal amount of the Securities then Outstanding, the Company shall for such purpose join with the Trustee in the execution and delivery of all instruments and agreements necessary or proper to appoint, one or more Persons approved by the Trustee either to act as co-trustee, jointly with the Trustee, or to act as separate trustee, in either case with such powers as may be provided in the instrument of appointment, and to vest in such Person or Persons, in the capacity aforesaid, any property, title, right or power deemed necessary or desirable, subject to the other provisions of this Section. If the Company does not join in such appointment within 15 days after the receipt by it of a request so to do, or if an Event of Default shall have occurred and be continuing, the Trustee alone shall have power to make such appointment.

Should any written instrument or instruments from the Company reasonably be required by any co-trustee or separate trustee so appointed to more fully confirm to such co-trustee or separate trustee such property, title, right or power, any and all such instruments shall, on written request, be executed, acknowledged and delivered by the Company.

Every co-trustee or separate trustee shall, except as prohibited by applicable law, be appointed subject to the following conditions:

(a) the Securities shall be authenticated and delivered, and all rights, powers, duties and obligations hereunder in respect of the custody of securities, cash and other personal property held by, or required to be deposited or pledged with, the Trustee hereunder, shall be exercised solely, by the Trustee;

(b) the rights, powers, duties and obligations hereby conferred or imposed upon the Trustee in respect of any property covered by such appointment shall be conferred or imposed upon and exercised or performed either by the Trustee or by the Trustee and such co-trustee or separate trustee jointly, as shall be provided in the instrument appointing such co-trustee or separate trustee, except to the extent that under any law of any jurisdiction in which any particular act is to be performed, the Trustee shall be incompetent or unqualified to perform such act, in which event such rights, powers, duties and obligations shall be exercised and performed by such co-trustee or separate trustee;

(c) the Trustee at any time, by an instrument in writing executed by it, with the written concurrence of the Company, may accept the resignation of or remove any co-trustee or separate trustee appointed under this Section, and, if an Event of Default shall have occurred and be continuing, the Trustee shall have power to accept the resignation of, or remove, any such co-trustee or separate trustee without the concurrence of the Company. Upon the written request of the Trustee, the Company shall join with the Trustee in the execution and delivery of all instruments and agreements necessary or proper to effectuate such resignation or removal, the Company’s joining not to be unreasonably withheld. A successor to any co-trustee or separate trustee so resigned or removed may be appointed in the manner provided in this Section;

(d) except as otherwise expressly indicated in the instrument of appointment, no co-trustee or separate trustee hereunder shall be personally liable by reason of any act or omission of the Trustee, or any other such trustee hereunder; and, except as otherwise expressly indicated in the instrument of appointment and in any event subject to Section 601 hereof, the Trustee shall not be personally liable by reason of any act or omission of any other such trustee hereunder that has been approved with due care by the Trustee; and

(e) any Act of Holders delivered to the Trustee shall be deemed to have been delivered to each such co-trustee and separate trustee.

SECTION 615. Appointment of Authenticating Agent.

At any time when any of the Securities remain Outstanding the Trustee may appoint an Authenticating Agent or Agents with respect to one or more series of Securities which shall be authorized to act on behalf of the Trustee to authenticate Securities of such series issued upon exchange, registration of transfer or partial redemption thereof or pursuant to Section 306, and Securities so authenticated shall be entitled to the benefits of this Indenture and shall be valid and obligatory for all purposes as if authenticated by the Trustee hereunder. Wherever reference is made in this Indenture to the authentication and delivery of Securities by the Trustee or the Trustee’s certificate of authentication, such reference shall be deemed to include authentication and delivery on behalf of the Trustee by an Authenticating Agent and a certificate of authentication executed on behalf of the Trustee by an Authenticating Agent. Each Authenticating Agent shall be acceptable to the Company and shall at all times be a corporation organized and doing business under the laws of the United States of America, any state thereof or the District of Columbia, authorized under such laws to act as Authenticating Agent, having a combined capital and surplus of not less than $50,000,000 and subject to supervision or examination by Federal or state authority. If such Authenticating Agent publishes reports of condition at least annually, pursuant to law or to the requirements of said supervising or examining authority, then for the purposes of this Section, the combined capital and surplus of such Authenticating Agent shall be deemed to be its combined capital and surplus as set forth in its most recent report of condition so published. If at any time an Authenticating Agent shall cease to be eligible in accordance with the provisions of this Section, such Authenticating Agent shall resign immediately in the manner and with the effect specified in this Section.

Any corporation into which an Authenticating Agent may be merged or converted or with which it may be consolidated, or any corporation resulting from any merger, conversion or consolidation to which such Authenticating Agent shall be a party, or any corporation succeeding to the corporate agency or corporate trust business of an Authenticating Agent, shall continue to be an Authenticating Agent, provided such corporation shall be otherwise eligible under this Section, without the execution or filing of any paper or any further act on the part of the Trustee or the Authenticating Agent.

An Authenticating Agent may resign at any time by giving written notice thereof to the Trustee and to the Company. The Trustee may at any time terminate the agency of an Authenticating Agent by giving written notice thereof to such Authenticating Agent and to the Company. Upon receiving such a notice of resignation or upon such a termination, or in case at any time such Authenticating Agent shall cease to be eligible in accordance with the provisions of this Section, the Trustee may appoint a successor Authenticating Agent which shall be acceptable to the Company and shall mail written notice of such appointment by first-class mail, postage prepaid, to all Holders of Securities of the series with respect to which such Authenticating Agent will serve, as their names and addresses appear in the Security Register. Any successor Authenticating Agent upon acceptance of its appointment hereunder shall become vested with all the rights, powers and duties of its predecessor hereunder, with like effect as if originally named as an Authenticating Agent. No successor Authenticating Agent shall be appointed unless eligible under the provisions of this Section.

The Company agrees to pay to each Authenticating Agent from time to time reasonable compensation for its services under this Section.

If an appointment with respect to one or more series is made pursuant to this Section, the Securities of such series may have endorsed thereon, in addition to the Trustee’s certificate of authentication, an alternate certificate of authentication in the following form:

This is one of the Securities of the series designated herein referred to in the within-mentioned Indenture.

Dated:

DEUTSCHE BANK TRUST COMPANY AMERICAS BY: DEUTSCHE BANK NATIONAL TRUST COMPANY

By:
Name: Title:
Authorized Signatory

SECTION 616. USA Patriot Act.

Pursuant to Section 326 of the USA Patriot Act, the Trustee, like all financial institutions, is required to obtain, verify and record information that identifies each person or legal entity that opens an account with Deutsche Bank Trust Company Americas. The Company agrees that it will provide the Trustee with such information as it may request in order for the Trustee to satisfy the requirements of the USA Patriot Act.

ARTICLE SEVEN:

HOLDERS’ LISTS AND REPORTS BY TRUSTEE AND COMPANY

SECTION 701. Company to Furnish Trustee Names and Addresses of Holders.

The Company will furnish or cause to be furnished to the Trustee

(a) semi-annually, not more than 15 days after each Regular Record Date for any series of Securities at the time Outstanding (or after each of the dates to be specified for such purpose for non-interest bearing Securities as contemplated by Section 301), a list, in such form as the Trustee may reasonably require, of the names and addresses of the Holders of Securities of such series as of such Regular Record Date, and

(b) at such other times as the Trustee may request in writing, within 30 days after the receipt by the Company of any such request, a list of similar form and content as of a date not more than 15 days prior to the time such list is furnished;

excluding from any such list names and addresses received by the Trustee in its capacity as Security Registrar.

SECTION 702. Preservation of Information; Communications to Holders.

(a) The Trustee shall preserve, in as current a form as is reasonably practicable, the names and addresses of Holders contained in the most recent list furnished to the Trustee as provided in Section 701 and the names and addresses of Holders received by the Trustee in its capacity as Security Registrar. The Trustee may destroy any list furnished to it as provided in Section 701 upon receipt of a new list so furnished.

(b) The rights of Holders to communicate with other Holders with respect to their rights under this Indenture or under the Securities, and the corresponding rights and privileges of the Trustee, shall be as provided by the Trust Indenture Act.

(c) Every Holder of Securities, by receiving and holding the same, agrees with the Company and the Trustee that neither the Company nor the Trustee nor any agent of any of them shall be held accountable by reason of any disclosure of information as to the names and addresses of the Holders made pursuant to the Trust Indenture Act.

SECTION 703. Reports by Trustee.

If and to the extent required by Section 313 of the Trust Indenture Act:

(a) The Trustee shall, within 60 days after each January 15 following the date of this Indenture, transmit annually by mail to all Holders, as their names and addresses appear in the Security Register, a brief report with respect to any of the following events which may have occurred within the previous 12 months (but if no such event has occurred within such period, no such report need be transmitted):

(1) any change to its eligibility under Section 609 and its qualifications under Section 608;

(2) the creation of or any material change to a relationship specified in Section 3l0(b)(l) through Section 3l0(b)(l0) of the Trust Indenture Act;

(3) the character and amount of any advances (and if the Trustee elects so to state, the circumstances surrounding the making thereof) made by the Trustee (as such) which remain unpaid on the date of such report, and for the reimbursement of which it claims or may claim a lien or charge, prior to that of the Securities, on any property or funds held or collected by it as Trustee, except that the Trustee shall not be required (but may elect) to report such advances to the Holders of Securities of any series if such advances so remaining unpaid aggregate not more than 1/2 of 1% of the principal amount of the Securities of such series Outstanding on the date of such report;

(4) any change to the amount, interest rate and Maturity date of all other indebtedness owing by the Company or by any other obligor on the Securities to the Trustee in its individual capacity, on the date of such report, with a brief description of any property held as collateral security therefor, except an indebtedness based upon a creditor relationship arising in any manner described in Section 311(b) (2), (3), (4) or (6) of the Trust Indenture Act;

(5) any change to the property and funds, if any, physically in the possession of the Trustee as such on the date of such report;

(6) any additional issue of Securities which the Trustee has not previously reported; and

(7) any action taken by the Trustee in the performance of its duties hereunder which it has not previously reported and which in its opinion materially affects the Securities, except action in respect of a default, notice of which has been or is to be withheld by the Trustee in accordance with Section 602.

(b) The Trustee shall transmit by mail to all Holders, as their names and addresses appear in the Security Register, a brief report with respect to the character and amount of any advances (and if the Trustee elects so to state, the circumstances surrounding the making thereof) made by the Trustee (as such) since the date of the last report transmitted pursuant to Subsection (a) of this Section (or if no such report has yet been so transmitted, since the date of execution of this instrument) for the reimbursement of which it claims or may claim a lien or charge, prior to that of the Securities, on property or funds held or collected by it as Trustee and which it has not previously reported pursuant to this Subsection, except that the Trustee shall not be required (but may elect) to report such advances to the Holders of Securities of any series if such advances remaining unpaid at any time aggregate 10% or less of the principal amount of the Securities of such series Outstanding at such time, such report to be transmitted within 90 days after such time.

(c) A copy of each such report shall, at the time of such transmission to Holders, be filed by the Trustee with each stock exchange upon which any Securities are listed, with the Commission and with the Company. The Company will notify the Trustee in writing when any Securities are listed on any stock exchange.

SECTION 704. Reports by Company.

The Company shall:

(1) file with the Trustee, within 15 days after the Company files the same with the Commission, copies of the annual reports and of the information, documents and other reports (or copies of such portions of any of the foregoing as the Commission may from time to time by rules and regulations prescribe) which the Company may be required to file with the Commission pursuant to Section 13 or Section 15(d) of the Exchange Act; or, if the Company is not required to file information, documents or reports pursuant to either of said Sections, then it shall file with the Trustee and the Commission, in accordance with rules and regulations prescribed from time to time by the Commission, within such 15 day period, such of the supplementary and periodic information, documents and reports (if any) which may be required pursuant to Section 13 of the Exchange Act in respect of a security listed and registered on a national securities exchange as may be prescribed from time to time in such rules and regulations adopted pursuant to Section 314(a)(1) of the Trust Indenture Act;

(2) file with the Trustee and the Commission, such information, documents and other reports, and such summaries thereof, as may be required pursuant to the Trust Indenture Act at the times and in the manner provided in the Trust Indenture Act; and

(3) cause the Trustee to transmit by mail to all Holders, as their names and addresses appear in the Security Register, within 30 days after the filing thereof with the Trustee, such summaries of any information, documents and reports required to be filed by the Company pursuant to paragraphs (1) and (2) of this Section as may be required by rules and regulations prescribed from time to time by the Commission. Delivery of such reports, information and documents to the Trustee is for informational purposes only and the Trustee’s receipt of such shall not constitute constructive notice of any information contained therein or determinable from information contained therein, including the Company’s compliance with any of its covenants hereunder (as to which the Trustee is entitled to rely exclusively on Officer’s Certificates).

ARTICLE EIGHT:

CONSOLIDATION, AMALGAMATION, MERGER, CONVEYANCE, TRANSFER OR LEASE

SECTION 801. Company May Consolidate, Etc., Only on Certain Terms.

The Company shall not consolidate with or amalgamate with or merge into any other corporation or convey, transfer or lease its properties and assets substantially as an entirety to any Person, nor permit any Person to consolidate or amalgamate with or merge into it nor shall the Company permit any Person to convey, transfer or lease its properties and assets substantially as an entirety to the Company, unless:

(1) in case the Company shall consolidate or amalgamate with or merge into another corporation or convey, transfer or lease its properties and assets substantially as an entirety to any Person, the corporation formed by such consolidation or amalgamation or into which the Company is merged or the Person which acquires by conveyance or transfer, or which leases, the properties and assets of the Company substantially as an entirety shall be a corporation organized and validly existing under the laws of the applicable jurisdiction, and shall expressly assume, by an indenture supplemental hereto, executed and delivered to the Trustee, in form satisfactory to the Trustee, in the case of the Company, the due and punctual payment of the principal of (and premium, if any) and interest on all the Securities and the performance of every covenant of this Indenture on the part of the Company to be performed or observed;

(2) immediately after giving effect to such transaction and treating any indebtedness which becomes an obligation of the Company or any of its Subsidiaries as a result of such transaction as having been incurred by the Company or such Subsidiary at the time of such transaction, no Event of Default, and no event which, after notice or lapse of time or both, would become an Event of Default, shall have happened and be continuing; and

(3) the Company has delivered to the Trustee an Officer’s Certificate and an Opinion of Counsel, each stating that such consolidation, amalgamation, merger, conveyance, transfer or lease and, if a supplemental indenture is required in connection with such transaction, such supplemental indenture comply with this Article and that all conditions precedent herein provided for relating to such transaction have been complied with.

SECTION 802. Successor Corporation Substituted.

Subject to the provisions of Article L. 228-73 of the French Commercial Code, upon any consolidation or amalgamation by the Company with or merger by the Company into any other corporation or any conveyance, transfer or lease of the properties and assets of the Company substantially as an entirety in accordance with Section 801, the successor corporation formed by such consolidation or amalgamation or into which the Company is merged or to which such conveyance, transfer or lease is made shall succeed to, and be substituted for, and may exercise every right and power of, the Company under this Indenture with the same effect as if such successor corporation had been named as the Company herein, and thereafter, except in the case of a lease, the predecessor corporation shall be relieved of all obligations and covenants under this Indenture and the Securities.

ARTICLE NINE:

SUPPLEMENTAL INDENTURES

SECTION 901. Supplemental Indentures Without Consent of Holders.

Without the consent of any Holders, the Company and the Trustee, at any time and from time to time, may enter into one or more indentures supplemental hereto, in form satisfactory to the Trustee, for any of the following purposes:

(1) to evidence the succession of another corporation to the Company and the assumption by any such successor of the covenants of the Company herein and in the Securities; or

(2) to add to the covenants of the Company for the benefit of the Holders of all or any series of Securities (and if such covenants are to be for the benefit of less than all series of Securities, stating that such covenants are expressly being included solely for the benefit of such series) or to surrender any right or power herein conferred upon the Company; or

(3) to add any additional Events of Default for the benefit of the Holders of all or any series of Securities (and if such additional Events of Default are to be for the benefit of less than all series of Securities, stating that such additional Events of Default are expressly being included solely for the benefit of such series); or

(4) in the case of subordinated Securities, to make any change in the provisions of this Indenture or any supplemental indenture relating to subordination that would limit or terminate the benefits available to any holder of senior Securities under such provisions; provided that such change is made in accordance with the provisions of such senior Securities; or

(5) to add to, change or eliminate any of the provisions of this Indenture in respect of one or more series of Securities, provided, however, that any such addition, change or elimination shall become effective only when there is no Security Outstanding of any series created prior to the execution of such supplemental indenture which is entitled to the benefit of such provision; or

(6) to establish the form or terms of Securities of any series as permitted by Sections 201 and 301; or

(7) to evidence and provide for the acceptance of appointment hereunder by a successor Trustee with respect to the Securities of one or more series and to add to or change any of the provisions of this Indenture as shall be necessary to provide for or facilitate the administration of the trusts hereunder by more than one Trustee, pursuant to the requirements of Section 611(b); or

(8) to cure any ambiguity, to correct or supplement any provision herein which may be defective or inconsistent with any other provision herein, or to make any other provisions with respect to matters or questions arising under this Indenture, provided, however, that such action shall not adversely affect the interests of the Holders of Securities of any series in any material respect.

SECTION 902. Supplemental Indentures with Consent of Holders.

With the consent of the Holders of not less than a majority in principal amount of the Outstanding Securities of each series affected by such supplemental indenture, by Act of said Holders delivered to the Company and the Trustee, the Company and the Trustee may enter into an indenture or indentures supplemental hereto for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of this Indenture or of modifying in any manner the rights of the Holders of Securities of such series under this

Indenture; provided, however, that no such supplemental indenture shall, without the consent of the Holder of each Outstanding Security affected thereby:

(1) change the Stated Maturity of the principal of, or any installment of principal of or interest on, any Security, or reduce the principal amount thereof or the rate of interest thereon or any premium payable upon the redemption thereof, or reduce the amount of the principal of an Original Issue Discount Security or any other Security that would be due and payable upon a declaration of acceleration of the Maturity thereof pursuant to Section 502, or change any Place of Payment where, or the coin or currency in which, any Security or any premium or the interest thereon is payable, or impair the right to institute suit for the enforcement of any such payment on or after the Stated Maturity thereof (or, in the case of redemption, on or after the Redemption Date);

(2) reduce the percentage in principal amount of the Outstanding Securities of any series, the consent of whose Holders is required for any such supplemental indenture, or the consent of whose Holders is required for any waiver (of compliance with certain provisions of this Indenture or certain defaults hereunder and their consequences) provided for in this Indenture;

(3) impair the right of any Holder of Securities to institute suit for the enforcement of any payment on or after the due date; or

(4) modify any of the provisions of this Section, Section 513 or Section 1006, except to increase any such percentage or to provide that certain other provisions of this Indenture cannot be modified or waived without the consent of the Holder of each Outstanding Security affected thereby, provided, however, that this clause shall not be deemed to require the consent of any Holder with respect to changes in the references to “the Trustee” and concomitant changes in this Section and Section 1006, or the deletion of this proviso, in accordance with the requirements of Sections 611(b) and 901(8).

A supplemental indenture which changes or eliminates any covenant or other provision of this Indenture which has expressly been included solely for the benefit of one or more particular series of Securities, or which modifies the rights of the Holders of Securities of such series with respect to such covenant or other provision, shall be deemed not to affect the rights under this Indenture of the Holders of Securities of any other series.

With respect to any series of Securities, the Company may, but shall not be obligated to, establish a record date for the purpose of determining the Persons entitled to consent to any indenture supplemental hereto. If a record date is fixed, the Holders on such record date, or their duly designated proxies, and only such Persons, shall be entitled to consent to such supplemental indenture, whether or not such Holders remain Holders after such record date; provided, however, that unless such consent shall have become effective by virtue of the requisite percentage having been obtained prior to the date which is 90 days after such record date, any such consent previously given shall automatically and without further action by any Holder be cancelled and of no effect.

It shall not be necessary for any Act of Holders under this Section to approve the particular form of any proposed supplemental indenture, but it shall be sufficient if such Act shall approve the substance thereof.

SECTION 903. Execution of Supplemental Indentures.

In executing, or accepting the additional trusts created by, any supplemental indenture permitted by this Article or the modifications thereby of the trusts created by this Indenture, the Trustee shall be entitled to receive, and (subject to Section 601) shall be fully protected in relying upon, an Opinion of Counsel stating that the execution of such supplemental indenture is authorized or permitted by this Indenture. The Trustee may, but shall not be obligated to, enter into any such supplemental indenture which affects the Trustee’s own rights, duties or immunities under this Indenture or otherwise.

SECTION 904. Effect of Supplemental Indentures.

Upon the execution of any supplemental indenture under this Article, this Indenture shall be modified in accordance therewith, and such supplemental indenture shall form a part of this Indenture for all purposes; and every Holder of Securities theretofore or thereafter authenticated and delivered hereunder shall be bound thereby.

SECTION 905. Conformity with Trust Indenture Act.

Every supplemental indenture executed pursuant to this Article shall conform to the requirements of the Trust Indenture Act.

SECTION 906. Reference in Securities to Supplemental Indentures.

Securities of any series authenticated and delivered after the execution of any supplemental indenture pursuant to this Article may, and shall if required by the Trustee, bear a notation in form approved by the Trustee as to any matter provided for in such supplemental indenture. If the Company shall so determine, new Securities of any series so modified as to conform, in the opinion of the Trustee and the Company, to any such supplemental Indenture may be prepared and executed by the Company and such Securities may be authenticated and delivered by the Trustee in exchange for Outstanding Securities of such series.

ARTICLE TEN:

PARTICULAR COVENANTS OF COMPANY

SECTION 1001. Payment of Principal, Premium and Interest by Company.

The Company covenants and agrees for the benefit of each series of Securities that it will duly and punctually pay the principal of (and premium, if any) and interest on the Securities of that series in accordance with the terms of the Securities and this Indenture.

SECTION 1002. Maintenance of Office or Agency by Company.

The Company will maintain in each Place of Payment for any series of Securities an office or agency where Securities of that series may be presented or surrendered for payment, where Securities of that series may be surrendered for registration of transfer or exchange and where notices and demands to or upon the Company in respect of the Securities of that series and this Indenture may be served. The Company will give prompt written notice to the Trustee of the location, and any change in the location, of such office or agency. If at any time the Company shall fail to maintain any such required office or agency or shall fail to furnish the Trustee with the address thereof, such presentations, surrenders, notices and demands may be made or served at the Corporate Trust Office of the Trustee, and the Company hereby appoints the Trustee as its agent to receive all such presentations, surrenders, notices and demands.

The Company may also from time to time designate one or more other offices or agencies where the Securities of one or more series may be presented or surrendered for any or all such purposes or where such notices or demands may be served and may from time to time rescind such designations; provided, however, that no such designation or rescission shall in any manner relieve the Company of its obligation to maintain an office or agency in each Place of Payment for Securities of any series for such purposes. The Company will give prompt written notice to the Trustee of any such designation or rescission and of any change in the location of any such other office or agency.

SECTION 1003. Money for Securities Payments to Be Held in Trust.

If the Company shall at any time act as Paying Agent with respect to any series of Securities, it will, on or before each due date of the principal of (and premium, if any) or interest on any of the Securities of that series, segregate and hold in trust for the benefit of the Persons entitled thereto a sum sufficient to pay the principal (and premium, if any) or interest so becoming due until such sums shall be paid to such Persons or otherwise disposed of as herein provided and will promptly notify the Trustee of its action or failure so to act. Whenever the Company shall have one or more Paying Agents for any series of Securities, it will, prior to each due date of the principal of (and premium, if any) or interest on any Securities of that series, deposit with a Paying Agent a sum sufficient to pay the principal (and premium, if any) or interest so becoming due, such sum to be held as provided by the Trust Indenture Act, and (unless such Paying Agent is the Trustee) the Company will promptly notify the Trustee of its action or failure so to act.

The Company will cause each Paying Agent for any series of Securities other than the Trustee to execute and deliver to the Trustee an instrument in which such Paying Agent shall agree with the Trustee, subject to the provisions of this Section, that such Paying Agent will:

(i) comply with the provisions of the Trust Indenture Act applicable to it as a Paying Agent; and

(ii) during the continuance of any default by the Company (or any other obligor on the Securities of that series) in the making of any payment in respect of the Securities of that series, upon the written request of the Trustee, forthwith pay to the Trustee all sums held in trust by such Paying Agent for payment in respect of the Securities of such series.

The Company may at any time, for the purpose of obtaining the satisfaction and discharge of this Indenture or for any other purpose, pay, or by Company Order direct any Paying Agent to pay, to the Trustee all sums held in trust by the Company or such Paying Agent, such sums to be held by the Trustee upon the same trusts as those upon which such sums were held by the Company or such Paying Agent; and, upon such payment by any Paying Agent to the Trustee, such Paying Agent shall be released from all further liability with respect to such money.

Any money deposited with the Trustee or any Paying Agent, or then held by the Company, in trust for the payment of the principal of (and premium, if any) or interest on any Security of any series and remaining unclaimed for two years after such principal (and premium, if any) or interest has become due and payable shall be paid to the Company on Company Request, or (if then held by the Company) shall be discharged from such trust; and the Holder of such Security shall thereafter, as an unsecured general creditor, look only to the Company for payment thereof, and all liability of the Trustee or such Paying Agent with respect to such trust money, and all liability of the Company as trustee thereof, shall thereupon cease; provided, however, that the Trustee or such Paying Agent, before being required to make any such repayment, may at the expense of the Company cause to be published once, in a newspaper published in the English language, customarily published on each Business Day and of general circulation in the Borough of Manhattan, The City of New York, New York, notice that such money remains unclaimed and that, after a date specified therein, which shall not be less than 30 days from the date of such publication, any unclaimed balance of such money then remaining will be repaid to the Company.

SECTION 1004. Corporate Existence.

Subject to Article Eight, the Company will preserve and keep in full force and effect its corporate existence.

SECTION 1005. Statement by Executive Officer as to Compliance.

The Company will deliver to the Trustee, within 180 days after the end of each fiscal year of the Company ending after the date hereof, an Executive Officer’s Certificate (which need not comply with the requirements of Section 102), stating whether or not to the best knowledge of the signers thereof the Company has complied with all conditions and covenants on its part contained in this Indenture, and if such signers have obtained knowledge of any default by the Company in the performance, observance or fulfillment of any such condition or covenant, specifying all such defaults and the nature and status thereof of which they may have knowledge. For the purpose of this Section 1005, such compliance with the terms, conditions and covenants of the Indenture shall be determined without regard to any period of grace or requirement of notice provided hereunder.

SECTION 1006. Waiver of Certain Covenants.

The Company may omit in any particular instance to comply with any term, provision or condition set forth in any covenant set forth in any indenture supplemental to this Indenture or otherwise established pursuant to Section 301 with respect to the Securities of any series if before the time for such compliance the Holders of at least a majority in principal amount of the Outstanding Securities of such series shall, by Act of such Holders, either waive such compliance in such instance or generally waive compliance with such term, provision or condition, but no such waiver shall extend to or affect such term, provision or condition except to the extent so expressly waived, and, until such waiver shall become effective, the obligations of the Company and the duties of the Trustee in respect of any such term, provision or condition shall remain in full force and effect.

With respect to any series of Securities, the Company may, but shall not be obligated to, establish a record date for the purpose of determining the Persons entitled to waive any such term, provision or condition. If a record date is fixed, the Holders on such record date, or their duly designated proxies, and only such Persons, shall be entitled to waive any such term, provision or condition hereunder, whether or not such Holders remain Holders after such record date; provided, however, that unless the Holders of at least a majority in principal amount of the Outstanding Securities of such series shall have waived such term, provision or condition prior to the date which is 90 days after such record date, any such waiver previously given shall automatically and without further action by any Holder be cancelled and of no effect.

SECTION 1007. Additional Amounts.

Unless otherwise specified in any Officer’s Certificate of the Company or supplemental indenture setting forth the terms of Securities of a series in accordance with Section 301, the Company will make all payments of principal and interest on the Securities without withholding or deduction for, or on account of, any present or future taxes, duties, assessments or governmental charges of whatever nature imposed or levied by or within the Republic of France (or, if the Company changes its jurisdiction of organization or residency for tax purposes, the jurisdiction in which the Company is organized or resident for tax purposes or in the case of a successor entity of the Company, any jurisdiction in which such successor entity is organized or resident for tax purposes) (or any political subdivision or taxing authority thereof or therein) (each, as applicable, a “Relevant Jurisdiction”), unless such withholding or deduction is required by law or by regulation or governmental policy having the force of law. In the event that any such withholding or deduction is so required, the Company or any successor entity, as the case may be, will make such deduction or withholding, make payment of the amount so withheld to the appropriate governmental authority and will, to the fullest extent permitted by law, pay such additional amounts (“Additional Amounts”) as will result in receipt by the Holders of such amounts as would have been received by the Holders had no such withholding or deduction been required by the Relevant Jurisdiction, except that no Additional Amounts will be payable for or on account of:

(A) any tax, duty, assessment or other governmental charge which would not have been imposed but for (i) the existence of any present or former connection between such Holder (or between a fiduciary, settlor, beneficiary, member or shareholder of, or possessor of a power over, such Holder, if such Holder is an estate, trust, partnership or corporation) and the taxing jurisdiction or any political subdivision or territory or possession thereof or area subject to its jurisdiction (other than the mere holding of the Security), including, without limitation, such Holder (or such fiduciary, settlor, beneficiary, member, shareholder or possessor) being or having been a citizen or resident thereof or being or having been present or engaged in trade or business therein or having or having had a permanent establishment therein; or (ii) the presentation of a Security of such series (where presentation is required) for payment on a date more than 30 days after the date on which such payment became due and payable or the date on which payment thereof is duly provided for, whichever occurs later (except to the extent that the Holder would have been entitled to such additional amounts on presenting it for payment on the thirtieth such day);

(B) any estate, inheritance, gift, sale, transfer, personal property or similar tax, duty, assessment or other governmental charge;

(C) any tax, duty, assessment or other governmental charge that is payable otherwise than by withholding from payments of (or in respect of) principal of, or any interest on, the Securities of such series;

(D) any tax, duty, assessment or other governmental charge that is imposed or withheld by reason of the failure by the Holder or the beneficial owner of the Security of such series (i) to provide information concerning the nationality, residence or identity of the Holder or such beneficial owner or (ii) to make any declaration or other similar claim or satisfy any information or reporting requirements, which in each case of the foregoing (i) or (ii) is required or imposed by a statute, treaty, regulation or administrative practice of the Relevant Jurisdiction as a precondition to exemption from all or part of such tax, duty, assessment or other governmental charge;

(E) any tax, duty, assessment or other governmental charge which such Holder or beneficial owner would have been able to avoid by presenting such Security to another Paying Agent ;

(F) any tax, duty, assessment or other governmental charge which is imposed on a payment pursuant to the European Union Directive 2003/48/EC regarding the taxation of savings income or any other directive amending, supplementing or replacing such directive, or any law implementing or complying with, or introduced in order to conform to, such directive or directives; or

(G) any combination of items (A), (B), (C), (D), (E) and (F) above; nor shall additional amounts be paid with respect to any payment of the principal of, or any interest on, any Security of such series to any Holder who is a fiduciary or partnership or other than the sole beneficial owner of such payment to the extent such payment would be required by the laws of the jurisdiction (or any political subdivision or taxing authority thereof or therein) to be included in the income for tax purposes of a beneficiary or settlor with respect to such fiduciary or a member of such partnership or a beneficial owner who would not have been entitled to such additional amounts had it been the Holder of such Security.

Subject to the foregoing provisions, whenever in this Indenture there is mentioned, in any context, the payment of the principal of or any premium or interest on, or in respect of, any Security of any series or payment of any related coupon or the net proceeds received on the sale or exchange of any Security of any series, such mention shall be deemed to include mention of the payment of Additional Amounts provided for in this Section to the extent that, in such context, Additional Amounts are, were or would be payable in respect thereof pursuant to the provisions of this Section and express mention of the payment of Additional Amounts (if applicable) in any provisions hereof shall not be construed as excluding Additional Amounts in those provisions hereof where such express mention is not made.

If the terms of the Securities of a series established as contemplated by Section 301 do not specify that Additional Amounts pursuant to the Section will not be payable by the Company, at least 10 days prior to the first Interest Payment Date with respect to that series of Securities (or if the Securities of that series will not bear interest prior to Maturity, the first day on which a payment of principal and any premium is made), and at least 10 days prior to each date of payment of principal and any premium or interest if there has been any change with respect to the matters set forth in the relevant Officer’s Certificate, the Company will furnish the Trustee and the Company’s principal Paying Agent or Paying Agents, if other than the Trustee, with an Officer’s Certificate instructing the Trustee and such Paying Agent or Paying Agents whether such payment of principal of and any premium or interest on the Securities of that series shall be made to Holders of Securities of that series without withholding for or on account of any tax, duty, assessment or other governmental charge described in the Securities of that series. If any such withholding shall be required, then such Officer’s Certificate shall specify by country the amount, if any, required to be withheld on such payments to such Holders of Securities and shall certify that the Company has paid such withholding to the appropriate taxing authority and the Company will pay to the Trustee or such Paying Agent or Paying Agents the Additional Amounts required by this Section.

The Company shall, prior to the due date for the payment thereof, pay any such tax, duty, assessment or governmental charge, together with any penalties or interest applicable thereto. Within 15 days after paying such tax, duty, assessment or governmental charge, or applicable penalties or interest, the Company shall deliver to the Trustee, the evidence of such payment and of the remittance thereof to the relevant taxing or other authority.

The Company covenants to indemnify each of the Trustee and any Paying Agent for, and to hold each of them harmless against, any loss, liability or expense arising out of or in connection with actions taken or omitted by any of them in reliance on any Officer’s Certificate furnished pursuant to this Section, except to the extent that any such loss, liability or expense is due to its own negligence or bad faith.

SECTION 1008. Negative Pledge.

In respect of any series of unsubordinated Outstanding Securities only, so long as any Security of such unsubordinated Outstanding Securities series is outstanding, the Company undertakes not to create or permit to subsist any mortgage, charge, pledge, lien (other than a lien arising by operation of law) or other encumbrance or security interest over any or all of its present or future assets or revenues (i) to secure any Relevant Indebtedness issued by it or (ii) to secure any guarantee or indemnity given by it of any Relevant Indebtedness issued by others without (a) at the same time or prior thereto securing such unsubordinated Outstanding Securities equally and ratably therewith or (b) providing such other security for such unsubordinated Outstanding Securities as shall be approved by an Act of the Holders holding at least a majority of the principal amount of the Outstanding Securities of each affected series.

For the avoidance of doubt, the provisions of this section 1008 shall not limit or prevent the Company from taking any action authorized under this Indenture, including in particular any action pursuant to Section 401 or Section 403.

ARTICLE ELEVEN:

REDEMPTION OF SECURITIES

SECTION 1101. Applicability of Article.

Securities of any series which are redeemable before their Stated Maturity shall be redeemable in accordance with their terms and (except as otherwise specified as contemplated by Section 301 for Securities of any series) in accordance with this Article.

SECTION 1102. Election to Redeem; Notice to Trustee.

The election of the Company to redeem any Securities shall be evidenced by an appropriate record of authorization by the Company with respect to such election or in another manner specified as contemplated by Section 301 for such Securities. In case of any redemption at the election of the Company, the Company shall, at least 45 days prior to the Redemption Date fixed by the Company (unless a shorter notice shall be satisfactory to the Trustee), notify the Trustee of such Redemption Date and of the principal amount of Securities of such series to be redeemed. In the case of any redemption of Securities (a) prior to the expiration of any restriction on such redemption provided in the terms of such Securities or elsewhere in this Indenture, or (b) pursuant to an election of the Company which is subject to a condition specified in the terms of such Securities or elsewhere in this

Indenture, the Company shall furnish the Trustee with an Officer’s Certificate evidencing compliance with such restriction or condition.

SECTION 1103. Selection by Trustee of Securities to Be Redeemed.

If less than all the Securities of any series are to be redeemed (unless such redemption affects only a single Security), the particular Securities to be redeemed shall be selected not more than 60 days prior to the Redemption Date by the Trustee, from the Outstanding Securities of such series not previously called for redemption, on a pro-rata basis or by such method as the Trustee shall deem fair and appropriate or as required by the rules of the Depositary and which may provide for the selection for redemption of portions (equal to any authorized denomination for Securities of that series) of the principal amount of Securities of such series of a denomination larger than the minimum authorized denomination for Securities of that series.

The Trustee shall promptly notify the Company in writing of the Securities selected for redemption and, in the case of any Securities selected for partial redemption, the principal amount thereof to be redeemed.

The provisions of the two preceding paragraphs shall not apply with respect to any redemption affecting only a single Security, whether such Security is to be redeemed in whole or in part. In the case of any such redemption in part, the unredeemed portion of the principal amount of the Security shall be in an authorized denomination (which shall not be less than the minimum authorized denomination for such Security).

For all purposes of this Indenture, unless the context otherwise requires, all provisions relating to the redemption of Securities shall relate, in the case of any Securities redeemed or to be redeemed only in part, to the portion of the principal amount of such Securities which has been or is to be redeemed.

SECTION 1104. Notice of Redemption.

Notice of redemption shall be given by first-class mail, postage prepaid, mailed not less than 30 nor more than 60 days prior to the Redemption Date, to each Holder of Securities to be redeemed, at his address appearing in the Security Register.

All notices of redemption shall state:

(1) the Redemption Date;

(2) the Redemption Price or, if not then ascertainable, the manner of calculation thereof;

(3) if less than all the Outstanding Securities of any series consisting of more than a single Security are to be redeemed, the identification (and, in the case of partial redemption of any such Securities, the principal amounts) of the particular Securities to be redeemed and, if less than all the Outstanding Securities of any series consisting of a single Security are to be redeemed, the principal amount of the particular Security to be redeemed;

(4) that on the Redemption Date the Redemption Price will become due and payable upon each such Security to be redeemed and, if applicable, that interest thereon will cease to accrue on and after said date;

(5) the place or places where such Securities are to be surrendered for payment of the Redemption Price;

(6) the CUSIP or ISIN numbers, if any, assigned to such Securities; provided, however, that such notice may state that no representation is made as to the correctness of CUSIP or ISIN numbers, in which case none of the Company, the Trustee or any agent of the Company or the Trustee shall have any liability in respect of the use of any CUSIP or ISIN number or numbers on such notices, and the redemption of such Securities shall not be affected by any defect in or omission of such numbers; and

(7) such other matters as the Company shall deem desirable or appropriate.

Notice of redemption of Securities to be redeemed at the election of the Company shall be given by the Company or, at the Company’s request, by the Trustee in the name and at the expense of the Company.

SECTION 1105. Deposit of Redemption Price.

On or prior to any Redemption Date, the Company shall deposit with the Trustee or with a Paying Agent (or, if the Company is acting as its own Paying Agent, segregate and hold in trust as provided in Section 1003) an amount of money in same day funds sufficient to pay the Redemption Price of, and (except if the Redemption Date shall be an Interest Payment Date) accrued interest on, all the Securities which are to be redeemed on that date.

SECTION 1106. Securities Payable on Redemption Date.

Notice of redemption having been given as aforesaid, the Securities so to be redeemed shall, on the Redemption Date, become due and payable at the Redemption Price therein specified, and from and after such date (unless the Company shall default in the payment of the Redemption Price and accrued interest) such Securities shall cease to bear interest. Upon surrender of any such Security for redemption in accordance with said notice, such Security shall be paid by the Company at the Redemption Price, together with accrued interest to the Redemption Date; provided, however, that installments of interest whose Stated Maturity is on or prior to the Redemption Date shall be payable to the Holders of such Securities, or one or more Predecessor Securities, registered as such at the close of business on the relevant Record Dates according to their terms and the provisions of Section 307.

If any Security called for redemption shall not be so paid upon surrender thereof for redemption, the principal (and premium, if any) shall, until paid, bear interest from the Redemption Date at the rate prescribed therefor in the Security.

SECTION 1107. Securities Redeemed in Part.

Any Security which is to be redeemed only in part shall be surrendered at a Place of Payment therefor (with, if the Company or the Trustee so requires, due endorsement by, or a written instrument of transfer in form satisfactory to the Company and the Trustee duly executed by, the Holder thereof or his attorney duly authorized in writing), and the Company shall execute, and the Trustee shall authenticate and deliver to the Holder of such Security without service charge, a new Security or Securities of the same series, of any authorized denomination as requested by such Holder, in aggregate principal amount equal to and in exchange for the unredeemed portion of the principal of the Security surrendered; provided, that if a Global Security is so surrendered, such new Security so issued shall be a new Global Security in a denomination equal to the unredeemed portion of the principal of the Global Security so surrendered.

SECTION 1108. Optional Redemption Due to Changes in Tax Treatment.

With respect to each series of Securities, if, by reason of any change in, or any change in the official application or interpretation of, the laws or treaties (including any rulings or regulations thereunder) of the jurisdiction of incorporation of the Company or any successor thereto or of which the Company or any successor thereto is a resident for tax purposes, or any political subdivision or taxing authority thereof or therein, affecting taxation or any change in an application or interpretation of such laws either generally or in relation to any particular series of Securities, which change to such laws or application or interpretation thereof becomes effective after the date of issuance of such series of Securities (or in the case of a successor of the Company, the date on which such person assumed its obligations under Article Eight hereof) or which change to such laws or application or interpretation is notified to the Company (or successor) on or after such date, the Company (or successor) would on the occasion of the next payment of principal or interest due in respect of the Securities, not be able to make such payment without having to pay Additional Amounts as specified under Section 1007 above, and such obligation cannot be avoided by the Company (or successor) taking reasonable measures available to it, the Company (or successor) may, at its option, on any Interest Payment Date or, if so specified as contemplated by Section 301 for Securities of such series, at any time, subject to having given not more than 60 nor less than 30 days’ notice to the Holders (which notice shall be irrevocable), in accordance with Section 1104, redeem all, but not some only, of the Securities at their Redemption Price together with, unless otherwise specified as contemplated by Section 301 for Securities of such series, any interest accrued to the Redemption Date (including, where applicable, any Defaulted Interest) provided that the Redemption Date of which notice hereunder may be given shall be no earlier than 90 days before the latest practicable date on which the Company (or successor) could make payment of principal and interest without withholding for such taxes in its jurisdiction of incorporation or residency for tax purposes.

Before the publication of any notice of redemption pursuant to this Section 1108, the Company (or successor) shall deliver to the Trustee an Officer’s Certificate stating that the Company (or successor) is entitled or required to effect such redemption and setting forth a statement of facts showing that the conditions precedent to the right, or the requirements, as the case may be, of the Company (or successor) so to redeem have occurred, and an Opinion of Counsel to the effect that the Company (or successor) has or will become obliged to pay such Additional Amounts as a result of such change or amendment in the laws or official application or interpretation thereof of the jurisdiction of incorporation or residency for tax purposes of the Company (or successor).

The Redemption Price payable in respect of any Security upon its redemption pursuant to this Section 1108 shall be equal to 100% of the principal amount thereof (except in the case of any series of Outstanding Original Issue Discount Securities which may be redeemed at the Redemption Price specified by the terms of such series).

SECTION 1109. Redemption at the Option of the Company.

The provisions of this Section 1109 shall only be applicable to a series of Securities if such applicability is specified pursuant to Section 301.

The Company will have the right to redeem the Securities of any series, in whole or in part from time to time, at the Company’s option, on at least 30 days’ but no more than 60 days’ prior written notice mailed to the registered Holders of such series of Securities to be redeemed. Upon redemption of the Securities, the Company will pay a redemption price equal to the greater of (1) 100% of the principal amount of the Securities to be redeemed and (2) the sum of the present values of the Remaining Scheduled Payments (as defined below) of principal and interest thereon (excluding interest accrued to the Redemption Date) of the Securities to be redeemed, discounted to the Redemption Date on a semi-annual basis (assuming a 360-day year consisting of twelve 30-day months) at the Treasury Rate (as defined below) plus the Applicable Redemption Margin (as defined below) for the Securities to be redeemed, in each case plus accrued and unpaid interest thereon to (but not including) the Redemption Date and certified as to amount to the Trustee in an Officer’s Certificate.

For the purposes of the foregoing:

“Applicable Redemption Margin” means a number of basis points as specified pursuant to Section 301 for Securities of any series.

“Treasury Rate” means, with respect to any Redemption Date, the rate per annum equal to the semi-annual equivalent yield to maturity or interpolated maturity (on a day count basis) of the Comparable Treasury Issue, assuming a price for the Comparable Treasury Issue (expressed as a percentage of its principal amount) equal to the Comparable Treasury Price for such Redemption Date.

“Comparable Treasury Issue” means the United States Treasury security or securities selected by an Independent Investment Banker as having an actual or interpolated maturity comparable to the remaining term of the Securities to be redeemed that would be utilized, at the time of selection and in accordance with customary financial practice, in pricing new issues of corporate debt securities of a comparable maturity to the remaining term of the Securities to be redeemed.

“Independent Investment Banker” means one of the Reference Treasury Dealers appointed by the Company to act as such.

“Comparable Treasury Price” means, with respect to any Redemption Date (1) the average of the Reference Treasury Dealer Quotations for such redemption date, after excluding the highest and the lowest such Reference Treasury Dealer Quotations for such redemption date, or (2) if the Trustee obtains fewer than four such Reference Treasury Dealer Quotations, the average of all such quotations.

“Reference Treasury Dealer” means each of the Reference Treasury Dealers specified pursuant to Section 301 for the Securities of any series (or their respective affiliates that are primary U.S. Government securities dealers), and their respective successors, or if at any time any of the above is not a primary U.S. Government securities dealer, one other nationally recognized investment banking firm selected by the Company that is a primary U.S. Government securities dealer.

“Reference Treasury Dealer Quotation” means with respect to each Reference Treasury Dealer and any Redemption Date, the average, as determined by the Independent Investment Banker, of the bid and ask prices for the Comparable Treasury Issue (expressed in each case as a percentage of its principal amount) quoted in writing or by email to the Trustee by such Reference Treasury Dealer at 3:30 p.m. New York City time, on the third Business Day preceding such redemption date.

“Remaining Scheduled Payments” means, with respect to each Security to be redeemed, the remaining scheduled payments of the principal thereof and interest thereon that would be due after the related Redemption Date for such redemption; provided, however, that, if such Redemption Date is not an Interest Payment Date with respect to such Security, the amount of the next succeeding scheduled interest payment thereon will be reduced by the amount of interest accrued thereon to such Redemption Date.

The notice of redemption will state any conditions applicable to a redemption and the amount of Securities of any series to be redeemed. If less than all the Securities of any series are to be redeemed, the Securities of such series to be redeemed shall be selected by the Trustee by such method as the Trustee deems fair and appropriate.

Except as described under Section 1108 or as specified pursuant to Section 301, the Securities will not otherwise be redeemable by the Company at the Company’s option prior to maturity.

SECTION 1110. Open Market Purchases.

Notwithstanding any other provision of this Indenture or the Securities, the Company or its Affiliates may, from time to time, purchase any Securities either in the open market at prevailing prices for such Securities at such time or in private transactions at a negotiated price with the Holder or Holders thereof.

ARTICLE TWELVE:

SINKING FUNDS

The Company is not required to make sinking fund payments with respect to the Securities.

***

[Signature page follows]

This instrument may be executed in any number of counterparts, each of which so executed shall be deemed to be an original, but all such counterparts shall together constitute but one and the same instrument.

IN WITNESS WHEREOF, the Company and the Trustee hereto have caused this Indenture to be duly executed as of the day and year first above written.

SANOFI-AVENTIS

By:	/s/ Laurence Valentin-Esturonne
Name: Title:	Laurence Valentin-Esturonne Corporate Treasurer

Attest:

/s/ Hervé Tainturier
Name: Title:	Hervé Tainturier Vice President Corporate Legal Affairs

DEUTSCHE BANK TRUST COMPANY AMERICAS BY: DEUTSCHE BANK NATIONAL TRUST COMPANY

By:	/s/ Wanda Camacho
Name: Title:	Wanda Camacho Vice President

By:	/s/ Cynthia J. Powell
Name: Title:	Cynthia J. Powell Vice President